EXHIBIT 10.2

CUSIP: 05351YAJ8
$500,000,000
REVOLVING CREDIT AGREEMENT

among

AVANGRID, INC.,
as the Borrower,

The Several Lenders
from Time to Time Parties Hereto,

MIZUHO BANK, LTD.,
as Administrative Agent,
and
THE BANK OF NOVA SCOTIA and BANCO BILBAO VIZCAYA ARGERNTARIA, S.A. NEW YORK BRANCH,
as Co-Syndication Agents

Dated as of June 29, 2020

MIZUHO BANK, LTD.,
THE BANK OF NOVA SCOTIA, and
BANCO BILBAO VIZCAYA ARGERNTARIA, S.A.,
as Joint Lead Arrangers and Joint Bookrunners

REVOVING CREDIT AGREEMENT, dated as of June 29, 2020, among AVANGRID, INC., a New York corporation (the “Borrower”), the Lenders (as defined herein), and MIZUHO BANK, LTD., as administrative agent (the “Administrative Agent”).
W I T N E S S E T H:
WHEREAS, the Borrower has requested, and, subject to the terms and conditions hereof, the Administrative Agent and the Lenders have agreed, to extend certain credit facilities to the Borrower on the terms and conditions of this Agreement;
NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, such parties hereby agree as follows:
SECTION 1.   METHOD OF BORROWING AND PAYMENT OF FEES
1.01.   Commitments; Loans.
(a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make revolving loans (“Loans”) in Dollars to the Borrower at any time and from time to time from and including the date hereof to but excluding the Termination Date (as such date may be extended), or until the earlier termination of its Commitment, in an aggregate principal amount at any one time outstanding not to exceed the amount of its Commitment; provided that the Total Extensions of Credit (excluding Term Loans) shall not exceed the Total Commitments.
(b) The Loans made by the Lenders on any Borrowing Date that are ABR Loans shall be (i) in a minimum aggregate principal amount of $1,000,000, (ii) in an integral multiple of $500,000 in excess of the amount provided in clause (i) above or (iii) in an aggregate principal amount equal to the remaining balance of the Total Commitment, as the case may be. The Loans made by the Lenders on any Borrowing Date that are Eurodollar Loans shall be (A) in a minimum aggregate principal amount of $3,000,000 (or, if less, in the amount of the Total Commitments less the Total Extensions of Credit) or (B) in an integral multiple of $1,000,000 in excess of the amount provided in clause (A) above, as the case may be.
(c) Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans other than Term Loans. Term Loans may be prepaid at any time but may not be reborrowed.
1.02.   Borrowings.
(a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender).

(b) Each Loan shall be an ABR Loan or a Eurodollar Loan, as the Borrower may request, subject to and in accordance with Section 2.01. Each Lender may at its option fulfill its Commitment with respect to any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in an aggregate of more than ten separate Eurodollar Loans of any Lender being outstanding to the Borrower hereunder at any one time. For purposes of the foregoing, Eurodollar Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.
1.03.   Termination and Reduction of Commitments.
(a) Upon at least three Business Days’ prior irrevocable written or facsimile notice to the Administrative Agent (which shall promptly be communicated by the Administrative Agent to the Lenders), the Borrower may at any time permanently terminate in whole, or from time to time permanently reduce in part, the Commitment of each Lender, ratably in accordance with the proportion that each Lender’s Commitment bears to the Total Commitment; provided that at no time shall the Extensions of Credit (excluding Term Loans) of any Lender exceed the Commitment of such Lender. Each such partial reduction of the Commitments of the Lenders shall be in the aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess of $5,000,000.
(b) The Borrower shall pay to the Administrative Agent for the account of the Lenders, on the date of each termination or reduction, the applicable Facility Fee on the amount of the Commitments so terminated or reduced accrued through the date of such termination or reduction.
(c) The Commitments shall be automatically terminated on (x) the Termination Date, unless sooner terminated pursuant to any other provision of this Section 1.03 or Section 8 and (y) with respect to any Loans outstanding on the Current Termination Date that are converted to Term Loans pursuant to Section 1.04(f), the Current Termination Date upon the deemed funding thereof in accordance with Section 2.01(b).
1.04.   Extensions of Commitments; Term-Out Extension Option.
(a) The Borrower may, by sending an Extension Letter in substantially the form of Exhibit E-1 to the Administrative Agent (in which case the Administrative Agent shall promptly deliver a copy to each of the Lenders), not less than 15 days and not more than 60 days prior to the Termination Date, request that the Lenders extend the Termination Date in effect on the date hereof (the “Current Termination Date”) such that it will occur 364-days after the Current Termination Date. Each Lender, acting in its sole discretion, shall advise in response to such extension request, by written notice to the Administrative Agent given not less than five days and not more than 30 days prior to the Current Termination Date (such date on which a Lender may give notice of its intention to extend the Current Termination Date being referred to herein as the “Final Election Date”), whether or not such Lender agrees to such extension (each Lender that so advises the Administrative Agent that it will not extend the Current Termination Date being referred to herein as a “Non-Extending Lender”). Any Lender that does not advise the Administrative Agent by the Final Election Date shall be deemed to be a Non-Extending Lender. The election of any Lender to agree to such extension shall not obligate any other Lender to agree.
(b) (i) In response to such extension request under Section 1.04(a), if Lenders holding Commitments that aggregate 50% or more of the Total Commitments of the Lenders on or prior to the Final Election Date have not agreed to extend the Termination Date, then the Current Termination Date shall not be so extended and the outstanding principal balance of all loans and other amounts payable hereunder shall be due and payable on the Current Termination Date.
(ii) In response to such extension request under Section 1.04(a), if Lenders holding Commitments that aggregate more than 50% of the Total Commitments on or immediately prior to the Final Election Date have agreed to extend the Current Termination Date, the Administrative Agent shall notify the Borrower of such agreement in writing no later than five days after the Final Election Date, and effective on the Current Termination Date (the “Extension Date”), the Termination Date applicable to the Lenders that have agreed to such extension (such Lenders being referred to herein as “Continuing Lenders”) shall be the day that is 364 days after the Current Termination Date. In the event of such extension, the Commitments of each Non-Extending Lender shall terminate on the Current Termination Date applicable to such Non-Extending Lender, all Loans and other amounts payable hereunder to such Non-Extending Lender shall become due and payable on the Current Termination Date and the Total Commitments of the Lenders hereunder shall be reduced by the aggregate Commitments of Non-Extending Lenders so terminated on and after the Current Termination Date. Each Non-Extending Lender shall be required to maintain its original Commitments up to the Current Termination Date.
(c) In the event that the conditions in Section 1.04(b)(ii) have been satisfied, the Borrower shall have the right on or before the Extension Date, at its own expense, to require any Non-Extending Lender to transfer and assign without recourse or representation (except as to title and the absence of Liens created by it) (in accordance with and subject to the restrictions contained in Section 11.02) all its interests, rights and obligations under the Loan Documents to one or more banks, financial institutions or other entities (which may include any Lender) (each, an “Extension Lender”); provided that (w) such Extension Lender agrees that the Termination Date applicable to it shall be the day that is 364 days after the Current Termination Date, (x) such Extension Lender, if not already a Lender hereunder, shall be subject to the approval of the Administrative Agent (which consent shall not be unreasonably withheld), (y) such assignment shall become effective as of the Extension Date and (z) such Extension Lender shall pay to such Non-Extending Lender in immediately available funds on the effective date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Non-Extending Lender hereunder and all other amounts accrued for such Non-Extending Lender’s account or owed to it hereunder. Notwithstanding the foregoing, no extension of the Termination

Date shall become effective unless, on the Extension Date, the conditions set forth in Section 5.02 shall be satisfied (with all references in such paragraphs to the making of a Loan being deemed to be references to the extension of the Commitments on the Extension Date) and the Administrative Agent shall have received certificates to that effect with respect to the Borrower dated the Extension Date and executed by a responsible officer of the Borrower.
(d) Notwithstanding anything to the contrary in the foregoing Sections 1.04(a) through (c), the Termination Date shall not be extended unless the aggregate Commitments of the Continuing Lenders and any other Extension Lenders are greater than the Total Extensions of Credit as of the Extension Date.
(e) There shall be no more than one total (x) extension under the foregoing Sections 1.04(a) through (c) and (y) conversion and/or extension under the following Section 1.04(f).
(f) The Borrower may, by sending an Extension Letter in substantially the form of Exhibit E-2 to the Administrative Agent (in which case the Administrative Agent shall promptly deliver a copy to each of the Lenders), not less than 15 days and not more than 60 days prior to the Current Termination Date, (x) extend the Current Termination Date to the date that is 364 days after the Current Termination Date, (y) specify the amount of the Commitments so extended (which may be all or any portion of the Commitments then outstanding and shall be applied to each Lender pro rata based on each Lender’s Commitments on the Current Termination Date) and (z) specify which of the Loans shall be converted to Term Loans (which may be all or any portion of the Loans then outstanding and shall be applied to each Lender pro rata based on each Lender’s Commitments on the Current Termination Date). Each Lender hereby agrees to so extend their respective Commitments and Loans and to have their respective Loans converted to Term Loans, each at the Borrower’s election as set forth above; provided that no such Commitment or Loan shall be extended nor any Loan converted to a Term Loan unless the Borrower shall have paid on or before the Current Termination date to the Administrative Agent for the ratable benefit of the Lenders a term-out and extension fee (the “Term-Out Fee”) equal to 0.75% multiplied by (x) the aggregate principal amount of the Term Loans, and (y) to the extent the Borrower elects to extend all or any portion of the Commitments then outstanding (but excluding any Commitments that are terminated in connection with converting to Term Loans) in addition to or in lieu of the Term Loans, the Commitments (drawn or undrawn, but excluding any Commitments that are terminated in connection with converting to Term Loans) that are so extended. The Term-Out Fee shall, in each case, be applied pro rata to each Lender based on each such Lender’s Term Loans and/or Commitments, as the case may be, on the Current Termination Date. Notwithstanding the foregoing, no conversion to Term Loans nor extension of the Termination Date shall become effective unless, on the Extension Date, the conditions set forth in Section 5.02 shall be satisfied (with all references in such paragraphs to the making of a Loan being deemed to be references to the conversion to Term Loans and/or extension of the Commitments on the Extension Date) and the Administrative Agent shall have received certificates to that effect with respect to the Borrower dated the Extension Date and executed by a responsible officer of the Borrower.

1.05.   Additional Commitments
(a) In the event that the Borrower wishes to increase the Commitments at any time when no Event of Default has occurred and is continuing, it shall notify the Administrative Agent in writing of the amount (the “Proposed Increase Amount”) of such proposed increase (such notice, a “Commitment Increase Notice”); provided that the aggregate amount of any such increase in Commitments shall be at least $10,000,000. The Borrower may offer to the existing Lenders and, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld), one or more additional banks, financial institutions or other entities the opportunity to participate in all or a portion of the Proposed Increase Amount pursuant to Section 1.05(b).
(b) Any Lender that accepts an offer to it by the Borrower to increase its Commitment pursuant to Section 1.05(a) shall, in each case, execute a Commitment Increase Supplement with the Borrower and the Administrative Agent, substantially in the form of Exhibit F, whereupon such Lender shall be bound by and entitled to the benefits of this Agreement with respect to the full amount of its Commitment as so increased, and Schedule 1.01 shall be deemed to be amended to so increase the Commitment of such Lender.
(c) Any additional bank, financial institution or other entity which the Borrower selects to offer participation in the increased Commitment and which elects to become a party to this Agreement and provide a Commitment in an amount so offered and accepted by it pursuant to Section 1.05(a) shall execute an Additional Lender Supplement with the Borrower and the Administrative Agent, substantially in the form of Exhibit G, whereupon such bank, financial institution or other entity (herein called an “Additional Lender”) shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement, and Schedule 1.01 shall be deemed to be amended to add the name and Commitment of such Additional Lender; provided that the Commitment of any such Additional Lender shall be in an amount not less than $5,000,000.
(d) Notwithstanding anything to the contrary in this Section 1.05, (i) in no event shall any transaction effected pursuant to this Section 1.05 cause the Total Commitments to exceed $700,000,000 less the aggregate principal amount of Loans converted to Term Loans on the Current Termination Date, (ii) no Lender shall have any obligation to increase its Commitment unless it agrees to do so in its sole discretion and (iii) any increase of Commitments pursuant to this Section 1.05 shall be subject to the satisfaction of the conditions set forth in Section 5.02(a) (as modified as for extensions of credit made after the Closing Date) and Section 5.02(b) on the applicable Accordion Effective Date.
(e) Subject to the terms and conditions hereof, each Additional Lender and each Lender that executes a Commitment Increase Supplement or Additional Lender Supplement, as the case may be, pursuant to Section 1.05(b) (each, an “Accordion Lender”) shall, on the date upon which its Commitment or increased Commitment, as the case may be, becomes effective (its “Accordion Effective Date”), make Loans to the Borrower, and the Borrower shall be deemed to prepay outstanding Loans that are not Term Loans owing to the Lenders other than such

Accordion Lender(s), in amounts such that, after giving effect to the making of such Loans by such Accordion Lender and the prepayment of such outstanding Loans owing to Lenders other than such Accordion Lender(s), the aggregate principal amount of Loans that are not Term Loans owing to each Lender shall equal such Lender’s Commitment Percentage (determined after giving effect to the new or increased Commitment of such Accordion Lender(s)) of the aggregate amount of the Loans that are not Term Loans outstanding on such Accordion Effective Date. On such Accordion Effective Date, the Borrower shall pay to the Administrative Agent, for the account of the Lenders, any amounts owing to such Lenders pursuant to Section 2.12 in respect of Loans prepaid on such Accordion Effective Date pursuant to this Section 1.05(e).
SECTION 2.
THE LOANS
2.01.   Notice and Provision of Loans.
(a) The Borrower shall give the Administrative Agent written or facsimile notice (or telephone notice promptly confirmed in writing or by facsimile) (x) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York time, three Business Days before a proposed Borrowing by the Borrower, or (y) in the case of an ABR Borrowing, not later than 11:00 a.m., New York time, on the day of a proposed Borrowing by the Borrower. Such notice shall be irrevocable and shall in each case refer to this Agreement and specify (i) whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day) and the amount thereof; and (iii) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, or with respect to any notice provided for under Section 2.07(a) hereof, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof.
(b) Each Lender shall make its Loans (other than Term Loans) in the amount required, as determined under Section 2.13, with respect to each Borrowing hereunder on the Borrowing Date by wire transfer of immediately available funds to the Administrative Agent in New York, New York, not later than 12:00 noon, New York time, and the Administrative Agent shall by 3:00 p.m., New York time, credit the amounts so received to the general deposit account of the Borrower with the Administrative Agent or such other general deposit account of the Borrower designated in writing to the Administrative Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders. Each Lender shall be deemed to have made its Term Loans in the amount determined in accordance with Section 1.04(f) on the Current Termination Date upon the conversion thereof at such time without any further action on the part of any Lender, to the extent applicable. Unless the Administrative Agent shall have received notice from a Lender (x) in the case of a Eurodollar Loan, prior to the date of any such Borrowing, and (y) in the case of an ABR Loan, not later than 12:00 noon, New York time, on the date of any Borrowing, that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with this Section 2.01(b) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date such amount is paid to the Administrative Agent, at (i) in the case of a payment to be made by the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing, and (ii) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its portion of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement and the Borrower’s obligation under this Section 2.01(b) to pay to the Administrative Agent such corresponding amount shall be deemed terminated. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(c) Notwithstanding any other provisions of this Agreement, the Borrower shall not be entitled to request any Borrowing if the Interest Period requested with respect thereto would end after the Termination Date.
2.02.   Repayment of Loans. The outstanding principal balance of each Loan other than Term Loans shall be payable on the Interest Payment Date with respect thereto unless such Loan is continued or converted in accordance with Section 2.07; provided that in any event the outstanding principal balance of each Loan shall be payable not later than the Termination Date (or such earlier date on which the Loans become due and payable pursuant to Section 8). The outstanding principal balance of each Term Loan shall be due and payable in full in a single installment on the date that is 364-days after the Current Termination Date. Each Loan shall bear interest on the outstanding principal balance thereof from the applicable Borrowing Date as set forth in Section 2.04.
2.03.   Facility Fees, etc.
(a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee (a “Facility Fee”) for the period from and including the Closing Date until all of the Loans have been repaid and the Commitments have been terminated, computed at the Borrower’s Facility Fee Rate then in effect on the Commitment Percentage of such Lender of the total amount of the Facility (drawn or undrawn) but excluding the aggregate principal amount of the Term Loans, payable quarterly in arrears on the last day of each March, June, September and

December, on the Termination Date, (and if applicable, thereafter on demand), commencing on the first of such dates to occur after the Closing Date. If any Commitment shall be reduced in part, the Facility Fee shall be paid in accordance with Section 1.03(b).
(b) The Borrower agrees to pay to the Administrative Agent the Fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Administrative Agent.
(c) The Borrower agrees to pay to the Administrative Agent, for the benefit of the Lenders, the Term-Out Fee in the amounts and on the date set forth in Section 1.04(f).
(d) Subject to Section 2.03(b), all Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders. Once paid, none of the Fees shall be refundable under any circumstances.
2.04.   Interest Rates and Payment Dates.
(a) Each Eurodollar Loan other than Term Loans shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin. Each Eurodollar Loan that is a Term Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Facility Fee Rate in effect on the Current Termination Date plus the Applicable Margin in effect on the Current Termination Date.
(b) Each ABR Loan other than Term Loans shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin. Each ABR Loan that is a Term Loan shall bear interest at a rate per annum equal to the ABR plus the Facility Fee Rate in effect on the Current Termination Date plus the Applicable Margin in effect on the Current Termination Date.
(c) (i) If all or a portion of the principal amount of any Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 2.04 plus 2%; and (ii) if all or a portion of any interest payable on any Loan or any Fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans plus 2%; in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full.
(d) Interest shall be payable in arrears on each Interest Payment Date; provided that interest accruing pursuant to Section 2.04(c) shall be payable from time to time on demand.
2.05.   Computation of Interest and Fees.
(a) Interest and Fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.
(b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.09(a).
2.06.   Alternate Rate of Interest. If prior to the first day of any Interest Period the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or that such Eurodollar Rate is not available, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given, then (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans shall be converted, on the last day of the then-current Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans to Eurodollar Loans. If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in above are unlikely to be temporary or (ii) the circumstances set forth above have not arisen but either (w) the supervisor for the administrator of the Screen Rate has made a public statement that the administrator of the Screen Rate is insolvent (and there is no successor administrator that will continue publication of the Screen Rate), (x) the administrator of the Screen Rate has made a public statement identifying a specific date after which the Screen Rate will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of the Screen Rate), (y) the supervisor for the administrator of the Screen Rate has made a public statement identifying a specific date after which the Screen Rate will permanently or indefinitely cease to be published or (z) the supervisor for the administrator of the Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the Screen Rate may no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the Eurodollar Base Rate and/or Eurodollar Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Margin); provided that, if such alternate rate of interest as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Notwithstanding anything to the contrary in Section 11.07, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this Section 2.06, (x) any notice provided under Section 2.07 that requests the conversion of any Loan to, or continuation of any Loan as, a Eurodollar Loan shall be ineffective and (y) if any notice provided pursuant to Section 2.01 requests a Eurodollar Loan, such Loan shall be made as an ABR Loan.
2.07.   Continuation and Conversion of Loans.
(a) The Borrower shall have the right, with respect to any Eurodollar Loan, at the end of any Interest Period, on three Business Days’ prior telephonic notice to the Administrative Agent (which shall be confirmed in writing on the next Business Day thereafter) (i) to continue such Loan into a subsequent Interest Period (provided that no Loan shall be continued into an Interest Period that ends on a date that is later than the Termination Date) or (ii) to convert such Loan into an ABR Loan.
(b) The Borrower shall have the right, with respect to any ABR Loan, at any time, on three Business Days’ prior telephonic notice to the Administrative Agent (which shall be confirmed in writing on the next Business Day thereafter), to convert such Loan into a Eurodollar Loan.
(c) Any notice required to be given by the Borrower to the Administrative Agent pursuant to this Section 2.07 shall be irrevocable. Any notice given by the Borrower to the Administrative Agent hereunder shall be promptly communicated by the Administrative Agent to the Lenders.
(d) In addition to the above notice requirements, any continuation or conversion by the Borrower pursuant to this Section 2.07 shall be subject to the following:
(i) no Event of Default shall have occurred and be continuing at the time of such continuation or conversion;
(ii) if less than all the Loans at the time outstanding shall be continued or converted, such continuation or conversion shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans of the Type being continued or converted held by the Lenders immediately prior to such continuation or conversion;
(iii) each conversion shall be effected by each Lender by applying the proceeds of the new ABR Loan or Eurodollar Loan, as the case may be, to the Loan being converted;

(iv) upon each conversion of an ABR Loan into a Eurodollar Loan, and upon the conversion of a Eurodollar Loan into an ABR Loan, the Borrower shall pay all accrued interest on such Loan being converted at the time of conversion;
(v) if the new Loan made in respect of a conversion shall be a Eurodollar Loan, the first Interest Period with respect thereto shall commence on the date of conversion;
(vi) any Loan which may not be continued as or converted into a Eurodollar Loan shall be automatically continued as or converted to an ABR Loan; provided that each Loan shall be paid in full not later than the Termination Date;
(vii)  a Eurodollar Loan may be converted to an ABR Loan only on the last day of an Interest Period; and (viii) any conversion shall be subject to Section 1.01(b) hereof.
In the event that the Borrower shall not give notice to continue any Eurodollar Loan as a Eurodollar Loan into a subsequent Interest Period, or to convert any such Loan, such Loan (unless repaid) shall automatically become an ABR Loan at the expiration of the then current Interest Period.
2.08.   Prepayments.
(a) The Borrower shall have the right, upon notice to the Administrative Agent, at any time and from time to time to prepay any Borrowing, in whole or in part, provided that such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Loans and (B) on the date of prepayment of ABR Loans; provided, however, that each partial prepayment shall be in an amount that is (i) an integral multiple of $500,000 and not less than $1,000,000, for any ABR Loan, or (ii) an integral multiple of $1,000,000 and not less than $3,000,000, for any Eurodollar Loan.
(b) If, on the date of any termination or reduction of the Commitments pursuant to Section 1.03, the aggregate principal amount of all Loans other than Term Loans outstanding at any time exceeds the Commitments (such excess, an “Over-Advance”), then the Borrower shall pay or prepay so much of the Loans that are not Term Loans in an amount equal to the lesser of such Over-Advance and the aggregate principal amount of all Loans that are not Term Loans outstanding.
(c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section 2.08 shall be subject to Section 2.12 but otherwise without premium or penalty. All prepayments under this Section 2.08 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment. Each prepayment shall be made to the Administrative Agent, to be distributed to the Lenders, pro rata in accordance with the proportion that each Lender’s Loans of the Type prepaid bears to the aggregate amount of all Lenders’ Loans of such Type outstanding.

2.09.   Reserve Requirements; Change in Circumstances.
(a) Notwithstanding any other provision herein, if any Change in Law shall (i) subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any Eurodollar Loan made by it, or change the basis of taxation of payments to any Lender of the principal of or interest on any Eurodollar Loan made by such Lender or any Fees or other amounts payable hereunder (other than (A) changes in respect of taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or by any political subdivision or taxing authority therein and (B) Taxes or Other Taxes, which shall be governed by Section 2.16); (ii) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by any Lender (except any reserve requirement reflected in the Eurodollar Rate hereunder); or (iii) impose on any Lender or the interbank eurodollar market any other condition, cost or expense affecting this Agreement or Eurodollar Loans made by such Lender; and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Eurodollar Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then, upon prompt request of such Lender, the Borrower will pay to such Lender as provided in Section 2.09(c) such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
(b) If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time, the Borrower shall pay as provided in Section 2.09(c) to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c) A certificate of each Lender signed by an officer of the respective Lender setting forth in reasonable detail such amount or amounts necessary to compensate such Lender or its holding company as specified in paragraph Section 2.09(a) or 2.09(b), as the case may be, shall be delivered to the relevant Borrower and shall be conclusive absent manifest error. The Borrower shall pay each Lender the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.
(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.09 shall not constitute a waiver of such Lender’s right to demand such compensation. The protection of this Section 2.09 shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.
2.10.   Change in Legality.
(a) Notwithstanding any other provision herein, if any Lender determines that any Change in Law shall make it unlawful for such Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by prompt written notice to the Borrower and to the Administrative Agent, such Lender may:
(i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon any request by the Borrower for a Eurodollar Borrowing shall, as to such Lender only, be deemed a request for an ABR Loan unless and until such declaration shall be subsequently withdrawn; and
(ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in Section 2.10(c).
(b) In the event any Lender shall give notice pursuant to Section 2.10(a), all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.
(c) For purposes of this Section 2.10, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.
2.11.   New Office or Agency; Replacement of Lenders.
(a) If any Lender (i) requests compensation under Section 2.09, (ii) gives notice pursuant to Section 2.10(a) or (iii) requires the Borrower to pay additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then in each case such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (x) would eliminate or reduce amounts payable pursuant to Section 2.09 or 2.16 or cause such Lender to withdraw its notice pursuant to Section 2.10(a), as the case may be, in the future, and (y) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay the reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If any Lender requests compensation under Section 2.09, or if the Borrower is required to pay additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16 and, in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 2.11(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse or representation (except as to title and the absence of any Liens created by it) (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.02), all of its interests, rights and obligations under this Agreement and the other Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:
(i) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.02;
(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.12) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(iii) in the case of any such assignment resulting from a claim for compensation under Section 2.09 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments thereafter;
(iv) such assignment does not conflict with applicable law; and
(v) in the case of any such assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
2.12.   Indemnity.
(a) The Borrower shall indemnify each Lender against any loss or expense which such Lender may sustain or incur as a consequence of (i) any failure by the Borrower to fulfill on the date of any Borrowing hereunder the applicable conditions set forth in Section 4, (ii) any failure by the Borrower to borrow or to refinance, convert, continue or prepay any Loan hereunder after irrevocable notice of such borrowing, refinancing, conversion, continuation or prepayment has been given pursuant to Section 2.01, 2.07 or 2.08, (iii) any payment, prepayment or conversion by the Borrower of a Eurodollar Loan required by any other provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period applicable thereto, (iv) any default in payment or prepayment of the principal amount of any

Loan or any part thereof or interest accrued thereon by the Borrower, as and when due and payable (at the due date thereof, whether by scheduled maturity, acceleration, irrevocable notice of prepayment or otherwise) or (v) the occurrence of any Event of Default with respect to the Borrower; including, in each case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurodollar Loan. Such loss or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of (x) its cost of obtaining the funds for the Loan being paid, prepaid, converted or not borrowed, converted or continued (assumed to be the Eurodollar Rate applicable thereto) for the period from the date of such payment, prepayment, conversion or failure to borrow, convert or continue to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the Interest Period for such Loan which would have commenced on the date of such failure) over (y) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid, converted or not borrowed, converted or continued for such period or Interest Period, as the case may be. A certificate of any Lender setting forth in reasonable detail any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.12 shall be delivered to the relevant Borrower and shall be conclusive absent manifest error. The Borrower shall pay each Lender the amount shown as due on any certificate within 15 days after its receipt of same.
(b) The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
2.13.   Pro Rata Treatment. Each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment on account of any Facility Fee, each reduction of the Commitments and each refinancing of any Borrowing with, conversion of any Borrowing to, or continuation of any Borrowing as, a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, (x) if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans and (y) with respect to Term Loans, in accordance with the respective principal amounts of their outstanding Term Loans), except in each case (i) as otherwise expressly contemplated by this Agreement, including with respect to any difference between the Facility Fee Rate and Applicable Margin payable to Lenders on their Commitments and Loans pursuant to Section 2.03 and the Facility Fee Rate and Applicable Margin payable to Lenders on their Term Loans pursuant to Section 2.04, and (ii) as required to give effect to the provisions of Sections 2.09, 2.10, 2.11 and 2.12. Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s Percentage of such Borrowing, to the next higher or lower whole Dollar amount.
2.14.  Sharing of Setoffs. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that: (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and (ii) the provisions of this Section 2.14 shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).
The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
2.15.   Payments.
(a) The Borrower shall make each payment (including principal of or interest on any Borrowing of the Borrower or any Fees or other amounts owing by the Borrower) hereunder not later than 12:00 p.m., New York time, on the date when due in Dollars to the Administrative Agent, for the account of the Lenders, at the Funding Office, in immediately available funds, without condition or deduction for any counterclaim, deduction, recoupment or setoff.
(b) Whenever any payment (including principal of or interest on any Borrowing of the Borrower or any Fees or other amounts owing by the Borrower) hereunder shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.
2.16.   Taxes.
(a) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made, in accordance with Section 2.15, free and clear of and without reduction or withholding for any and all present or future taxes, levies, imposts, duties, deductions, assessments, fees, withholdings or other charges imposed by any Governmental Authority, and all liabilities with respect thereto, including interest, additions to tax and penalties, excluding taxes imposed on the net income of the Administrative Agent or any Lender (or any transferee or assignee thereof, including a participation holder (any such entity being called a “Transferee”)) and any branch profits or franchise taxes imposed on the Administrative Agent or any Lender (or Transferee) by the United States or any jurisdiction under the laws of which the Administrative Agent or any such Lender (or Transferee) is organized or doing business in or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, duties, deductions, assessments, fees, withholdings, charges and liabilities hereinafter referred to as “Taxes”). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender (or any Transferee) or the Administrative Agent, then (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.16) such Lender (or Transferee) or the Administrative Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law; provided that the Borrower shall not be required to pay any additional amounts to any Lender (or Transferee) pursuant to this Section 2.16(a) or to provide indemnification pursuant to Section 2.16(c) to the extent the obligation to pay such additional amounts or to provide such indemnification relates to U.S. federal withholding taxes imposed pursuant to FATCA.
(b) Without limiting the provisions of Section 2.16(a), the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (hereinafter referred to as “Other Taxes”) that arise from any payment made by the Borrower hereunder or under any other Loan Document or from the execution, delivery, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Document.
(c) The Borrower will indemnify each Lender (or Transferee) and the Administrative Agent, within 10 Business Days after written demand therefor, for the full amount of any Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16) paid by such Lender (or Transferee) or the Administrative Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant taxing authority or other Governmental Authority. If any Lender (or Transferee) or the Administrative Agent determines, in its sole discretion, that is has received a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.16, it shall promptly notify the Borrower of such refund and shall, within 30 days after receipt of a request by the Borrower (or promptly upon receipt, if the Borrower has requested application for such refund pursuant hereto), pay such refund to the Borrower (but only to the extent of amounts that have been paid by the Borrower under this Section 2.16 with respect to such refund), net of all out-of-pocket expenses of such Lender (or Transferee) or the Administrative Agent, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of such Lender (or Transferee) or the Administrative Agent, agrees to repay such refund (plus penalties, interest or other charges imposed by the relevant Governmental Authority) to such Lender (or Transferee) or the Administrative Agent in the event such Lender (or Transferee) or the Administrative Agent is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (c), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (c) the payment of which would place the indemnified party in a less favorable net after-tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. Nothing contained in this Section 2.16(c) shall require any Lender (or Transferee) or the Administrative Agent to make available any of its tax returns (or any other information relating to taxes that it deems to be confidential) to the Borrower or any other Person.
(d) As soon as practicable, and in any event within 30 days, after the date of any payment of Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 11.01, the original or a certified copy of a receipt issued by such Governmental Authority evidencing payment thereof, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.16 shall survive the payment in full of the principal of and interest on all Loans made hereunder.
(f) (i) Any Lender (or Transferee) that is a “U.S. Person” as defined in Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two executed copies of U.S. Internal Revenue Service Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax and (ii) each Lender (or Transferee) that is not a “U.S. Person” as defined in Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent) two executed copies of either (A) U.S. Internal Revenue Service Form W-8BEN, Form W-8BEN-E or Form W-8ECI (or, if the Non-U.S. Lender is not the beneficial owner, a Form W-8IMY accompanied by Form W-8BEN, Form W 8BEN-E, Form W-8ECI, Form W-9, a certificate substantially in the form of Exhibit D-2 or D-3 and/or other certification documents from each beneficial owner, as applicable) or (B) in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest” (the “portfolio interest exemption”), a certificate substantially in the form of Exhibit D-1 and a Form W-8BEN or Form W-8BEN-E (or, if applicable, a Form W-8IMY accompanied by either a Form W-8BEN or Form W-8BEN-E and if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a certificate substantially in the form of Exhibit D-4), or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.
(g) A Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement or any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.
(h) If a payment made to a Lender under any Loan Document would be subject to Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (h), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(i) The Borrower shall not be required to pay any additional amounts to any Lender (or Transferee) in respect of United States Federal withholding tax pursuant to Section 2.16(a) or to provide indemnification pursuant to Section 2.16(c) if the obligation to pay such additional amounts or to provide such indemnification would not have arisen but for a failure by such Lender (or Transferee) to comply with the provisions of Sections 2.16(f), 2.16(g) and 2.16(h); provided, however, that the Borrower shall be required to pay those amounts or provide such indemnification to any Lender (or Transferee) that it was required to pay or indemnify hereunder prior to the failure of such Lender (or Transferee) to comply with the provisions of Sections 2.16(f) and 2.16(g).
(j) Each Lender shall severally indemnify the Administrative Agent, within 10 Business Days after written demand therefor, for (i) any taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such taxes and without limiting the obligations of the Borrower to do so) and (ii) any taxes attributable to such Lender’s failure to comply with the provisions of Section 11.02(b) relating to the maintenance of a Participant Register, in either case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (j).
(k) Each party’s obligations under this Section 2.16 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of the Loans in full and all other obligations under the Loan Documents.
SECTION 3.
[RESERVED]
SECTION 4.
REPRESENTATIONS AND WARRANTIES
The Borrower hereby represents and warrants that:
4.01.   Corporate Existence and Power. Each of the Borrower and its Significant Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified to do business and is in good standing as a foreign corporation under the laws of each material jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (iii) has all requisite corporate power and authority and the legal right (A) to own its assets and carry on the business in which it is engaged and (B) in the case of the Borrower, to execute and deliver this Agreement and the other Loan Documents to which it is a party and perform its obligations under this Agreement and the other Loan Documents to which it is a party.
4.02.   Due Authorization, Compliance with Law, Enforceable Obligations, etc.

(a) The execution and delivery of this Agreement and the other Loan Documents to which it is a party by the Borrower and the performance by the Borrower of its obligations under this Agreement and the other Loan Documents to which it is a party have been duly authorized by all necessary corporate action (including any necessary stockholder action) on the part of the Borrower, and do not and will not (i) violate (A) any provision of any law, rule, regulation (including any applicable public service or public utility law of New York, Maine, Connecticut, Massachusetts or any other state, the Federal Power Act, and Regulation U and Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, decree, determination or award presently in effect having applicability to the Borrower, (B) the Certificate of Incorporation, as amended, or By-laws of the Borrower or (C) any material indenture, agreement or other instrument to which the Borrower is a party, or by which the Borrower or any of its property is bound, (ii) be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (iii) result in or require the creation or imposition of any lien of any nature upon any of the assets or properties of the Borrower or its Subsidiaries.
(b) This Agreement and the other Loan Documents to which the Borrower is a party have been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws or principles of equity relating to or affecting the enforcement of creditors’ rights or contractual obligations generally.
(c) The Borrower has obtained from all Governmental Authorities with jurisdiction all approvals, authorizations and consents and has made, or will make when due, all filings with such Governmental Authorities required in connection with the execution and delivery of this Agreement and the other Loan Documents to which it is a party by the Borrower and the performance by the Borrower of its obligations under this Agreement and the other Loan Documents to which it is a party (including approvals, authorizations, consents and filings (if any) required under any applicable public service or public utility law of New York, Maine, Connecticut or Massachusetts or any other state and the Federal Power Act, each as amended from time to time, and the rules, orders and regulations issued in connection therewith), and all such approvals, authorizations and consents are final and in full force and effect.
4.03.   Financial Condition. The Borrower has heretofore provided the Lenders with (i) audited consolidated financial statements of the Borrower and its Subsidiaries consisting of a consolidated balance sheet as at December 31, 2019, and the related consolidated statements of income, changes in common stock equity and cash flows audited by KPMG LLP, independent certified public accountants and (ii) unaudited consolidated financial statements for the quarterly period ended March 31, 2020, together with related consolidated statements of income, changes in common stock equity and cash flows for the respective periods ending on such dates. All such consolidated financial statements, including the related schedules and any notes thereto, fairly present the consolidated financial position of the Borrower and its Subsidiaries as of the dates thereof and the results of its operations and changes in its common stock equity and cash flows for the periods then ended, all in accordance with GAAP applied on a consistent basis. Since

December 31, 2019, there has not occurred any event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect, except as may have been disclosed in the Borrower’s Registration Statement on Form S-4, the Borrower’s Annual Report on Form 10-K for the year ended December 31, 2019, the Borrower’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, and any Current Report on Form 8-K of the Borrower or UIL Holdings Corporation, in each case as filed with the SEC prior to the Closing Date.
4.04.   Litigation. Except as disclosed on Schedule 4.04 and in the Borrower’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020 and Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC prior to the Closing Date, there are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its properties by or before any court or any Federal, state, local, foreign or other governmental agency or regulatory authority which, if determined adversely to the Borrower, would have a material adverse effect on the financial condition or business of the Borrower or would materially impair the ability of the Borrower to perform its obligations under this Agreement or the other Loan Documents to which it is a party.
4.05.   Tax Returns. The Borrower has filed or caused to be filed all Federal, state, local and foreign tax returns which, to its knowledge, are required to be filed and has paid or caused to be paid all taxes as shown on such returns or on any assessment received by it to the extent that such taxes have become due, except taxes the validity of which is being contested in good faith by appropriate proceedings and with respect to which the Borrower shall have set aside on its books such reserves as are required in accordance with generally accepted accounting principles with respect to any such tax.
4.06.   Investment Company Act. The Borrower is not an “investment company” as that term is defined in, and is not otherwise subject to regulation under, the Investment Company Act of 1940, as amended.
4.07.   Other Agreements. The Borrower is not in default with respect to any material indenture, mortgage, loan agreement or evidence of indebtedness to which it is a party or by which it or any of its properties may be bound, which default would materially adversely affect the Borrower’s financial condition.
4.08.   Federal Reserve Regulations. No part of the proceeds of any Loans will be used for “buying” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board.
4.09.   No Material Misstatements. No information, report, financial statement, exhibit, annual certificate or schedule furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or the other Loan Documents or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading; provided that, with respect to any financial projections, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
4.10.   Employee Benefit Plans. The Borrower is in compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder. No Reportable Event has occurred as to which the Borrower was required to file a report with the PBGC.
4.11.   Environmental and Safety Matters. Except as disclosed on Schedule 4.11, the Borrower complies in all material respects with all, and has not violated in any material respects any, Environmental Laws, and is aware of no events, conditions or circumstances involving liability under or continued compliance with such Environmental Laws, or environmental pollution or contamination or human health or safety that could reasonably be expected to have a material adverse effect on the financial condition or business of the Borrower or would materially impair the ability of the Borrower to perform its obligations under this Agreement or the other Loan Documents to which it is a party.
4.12.   Ownership of Property; Liens. The Borrower and its Significant Subsidiaries has good title to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, except to the extent failure to have such title could not reasonably be expected to have a Material Adverse Effect, and none of such property is subject to any Lien except as permitted by Section 7.03.
4.13.   Use of Proceeds. The proceeds of the Loans shall be used for general corporate purposes of the Borrower (including, without limitation, to fund working capital needs).
4.14.  Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and directors and, to the knowledge of the Borrower, its employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any of its Subsidiaries or any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any of its Subsidiaries that will act in any capacity in connection with or benefit from the Facility established hereby, is a Sanctioned Person. No Borrowing, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions. None of the representations and warranties given in this Section 4.14 shall be made to any Lender incorporated in or organized under the laws of the Federal Republic of Germany to the extent that they would result in a violation of or conflict with the German Foreign Trade Regulation (Außenwirtschaftsverordnung), council regulation (EC) No 2271/1996 (EU Blocking Regulation) or any similar applicable anti-boycott law or regulation.
4.15.   EEA Financial Institutions. The Borrower is not an EEA Financial Institution.

SECTION 5.
CONDITIONS PRECEDENT
5.01.   Conditions Precedent to Effectiveness of Agreement. The effectiveness of this Agreement and the obligations of the Lenders to make the Loans are subject to the following conditions precedent:
(a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by the Administrative Agent, the Borrower and each Lender listed on Schedule 1.01 and (ii) duly executed copies of the other Loan Documents.
(b) Representations and Warranties; No Default. On the Closing Date, (i) the representations and warranties set forth in Section 4 qualified as to materiality shall be true and correct and those not so qualified shall be true and correct in all material respects on and as of such time with the same effect as though such representations and warranties had been made on and as of such time, (ii) no Event of Default, nor any event which upon notice or lapse of time or both would constitute an Event of Default, shall have occurred and be continuing on and as of such time and (iii) the Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Borrower, confirming compliance with the foregoing clauses (i) and (ii).
(c) Charter Documents; Bylaws. The Administrative Agent shall have received a certificate of a secretary or assistant secretary of the Borrower certifying as to the incumbency and genuineness of the signature of each officer or authorized representative of the Borrower executing Loan Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (i) the articles or certificate of incorporation or formation of the Borrower and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation or formation, (ii) the bylaws or other governing document of the Borrower as in effect on the Closing Date, (iii) resolutions duly adopted by the board of directors of the Borrower authorizing and approving the transactions contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and (iv) each certificate required to be delivered pursuant to Section 5.01(d)(i).
(d) Good Standing. The Administrative Agent shall have received copies of (i) certificates of good standing, existence or its equivalent with respect to the Borrower certified as of a recent date by the appropriate Governmental Authorities of its jurisdiction of incorporation or formation and (ii) such “bring-down” good standing certificates dated the Closing Date or the Business Day immediately preceding the Closing Date as the Administrative Agent shall reasonably require.
(e) Approvals. All governmental and third party approvals (including approvals (if any) required under any applicable public service or public utility law of New York, Maine, Connecticut or Massachusetts or any other state or commonwealth and the Federal Power Act, as amended from time to time, and the rules, orders and regulations issued in connection therewith) necessary in connection with the continuing operations of the Borrower and the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent, invalidate or otherwise impose adverse conditions related to this Agreement (including the rights and remedies of the Lenders hereunder).
(f) Financial Statements. On or prior to the Closing Date, the Lenders shall have received (i) audited consolidated financial statements of the Borrower for the 2019, 2018 and 2017 fiscal years and (ii) unaudited interim consolidated financial statements of the Borrower for the quarterly period ended March 31, 2020.
(g) Opinions. The Administrative Agent shall have received an opinion, or opinions, satisfactory in form and content to the Administrative Agent and the Lenders, addressed to the Administrative Agent and each of the Lenders and dated as of the Closing Date, from legal counsel to the Borrower, which legal counsel may be in-house counsel to the Borrower.
(h) Fees. The Lenders, the Arrangers and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel).
(i) PATRIOT Act. The Borrower shall have provided to the Administrative Agent and the Lenders the documentation and other information requested by the Administrative Agent and the Lenders under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act.
5.02.   Conditions to All Extensions of Credit. The obligations of the Lenders to make any extensions of credit (including the initial extension of credit) hereunder are subject to the satisfaction of the following conditions precedent on the relevant borrowing, continuation or conversion date:
(a) Representations and Warranties. On the date of each Borrowing hereunder, the representations and warranties of the Borrower set forth in Section 4 (other than, in the case of extensions of credit made after the Closing Date, the representations and warranties made in (i) the last sentence of Section 4.03, (ii) Section 4.04 and (iii) Section 4.11) qualified as to materiality shall be true and correct and those not so qualified shall be true and correct in all material respects on and as of such time with the same effect as though such representations and warranties had been made on and as of such time.
(b) No Default. On the date of each Borrowing hereunder, no Event of Default, nor any event which upon notice or lapse of time or both would constitute an Event of Default, shall have occurred and be continuing at such time or after giving effect to any such extension of credit.
(c) Notices. The Administrative Agent shall have received a notice of borrowing or notice of conversion or continuation, as applicable, from the Borrower in accordance with Section 2.01(a) or Section 2.07(a), as applicable.

Each Borrowing hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 5.02 hereof have been satisfied.
SECTION 6.
AFFIRMATIVE COVENANTS
The Borrower covenants and agrees that from the date hereof and until payment in full of the principal of and interest on the Loans and the termination of the Commitments, unless the Borrower, acting through the Administrative Agent, shall obtain the written consent of the Required Lenders, the Borrower shall:
6.01.   Financial Statements; Certificates; Reports. Furnish to the Lenders:
(a) promptly upon becoming available, but in any event within 105 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by KPMG LLP or other independent certified public accountants of nationally recognized standing;
(b) promptly upon becoming available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by the principal financial officer of the Borrower as being fairly stated in all material respects (subject to normal year-end audit adjustments);
(c) concurrently with the delivery of any financial statements pursuant to Section 6.01(a) and (b), in each case, a Compliance Certificate of the Borrower executed by the principal financial officer of the Borrower (i) stating that to the best of such principal financial officer’s knowledge, the Borrower during such period has observed or performed in all material respects all of its covenants and other agreements, and satisfied every condition contained in this Agreement to be observed, performed or satisfied by it, and that such principal financial officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) containing information and calculations for determining compliance by the Borrower with the provisions of this Agreement referred to therein (including Section 7.01) as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be;
(d) as soon as possible, and in any event within five Business Days after a Financial Officer of the Borrower knows or has reason to know that any Reportable Event has occurred with respect to any Plan maintained in whole or in part for the employees of the Borrower or any Significant Subsidiary, a statement of such Financial Officer, setting forth details as to such

Reportable Event and the action which is proposed to be taken with respect thereto, and as soon as possible, and in any event within five Business Days after filing or receipt thereof, a copy of the notice of such Reportable Event filed with or received from the PBGC;
(e) copies of each annual and other report with respect to any Plan requested by any Lender;
(f) promptly after receipt thereof, a copy of any notice which the Borrower or, to the knowledge of the Borrower, any Significant Subsidiary, may receive from the PBGC relating to the intention of the PBGC to terminate any Plan maintained in whole or in part for the benefit of employees of the Borrower or any Significant Subsidiary or to appoint a trustee to administer any such Plan;
(g) promptly, from time to time, such other information regarding the operations, business, affairs and financial condition of the Borrower and any Significant Subsidiary as any of the Lenders may reasonably request, including such information and documentation as may reasonably be requested by the Administrative Agent or any Lender from time to time for purposes of compliance by the Administrative Agent or such Lender with applicable laws (including without limitation the USA Patriot Act, the Financial Crimes Enforcement Network of the U.S. Department of the Treasury, the Beneficial Ownership Regulation and other “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act), and any policy or procedure implemented by the Administrative Agent or such Lender to comply therewith; and
(h) as soon as possible, and in any event within five Business Days after a Financial Officer of the Borrower knows or has reason to know that any Event of Default, or any event which, upon notice or lapse of time or both, would constitute an Event of Default, has occurred, a statement of such Financial Officer, setting forth details as to such Event of Default or event.
6.02.   ERISA. Comply in all material respects with the applicable provisions of ERISA.
6.03.   Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where (i) the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be, or (ii) the failure to do so could not reasonably be expected to have a Material Adverse Effect.
6.04.   Maintenance of Existence; Compliance. Except as otherwise required by a Governmental Authority having jurisdiction over the Borrower or any of its Subsidiaries, (a) (i) preserve, renew and keep in full force and effect its corporate existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.02 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect; and (c) maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. None of the covenants given in Section 6.04(c) shall be made to any Lender incorporated in or organized under the laws of the Federal Republic of Germany to the extent that they would result in a violation of or conflict with the German Foreign Trade Regulation (Außenwirtschaftsverordnung), council regulation (EC) No 2271/1996 (EU Blocking Regulation) or any similar applicable anti-boycott law or regulation.
6.05.   Inspection of Property and Operations; Books and Records. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) upon the reasonable request of any Lender, permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records and to discuss the business, operations, properties and financial and other condition of the Borrower with officers and employees of the Borrower and with their independent certified public accountants.
6.06.   Environmental Laws. Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.
6.07.   Further Assurances. Execute any and all further documents, agreements and instruments, and take all such further actions, that may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents, all at the expense of the Borrower.
6.08.   Maintenance of Ownership of Significant Subsidiaries. Take such action from time to time as shall be necessary to ensure that it at all times owns, directly or indirectly, all of the issued and outstanding shares of common stock of each of its Significant Subsidiaries.
SECTION 7.
NEGATIVE COVENANTS
The Borrower covenants and agrees that from the date hereof and until payment in full of the principal of and interest on the Loans and the termination of the Commitments, unless the Borrower, acting through the Administrative Agent, shall obtain the written consent of the Required Lenders, or except as otherwise required by a Governmental Authority having jurisdiction over the Borrower, the Borrower shall not, and shall not permit any of its Significant Subsidiaries to, directly or indirectly:

7.01.   Financial Condition Covenant. Permit the ratio of Consolidated Indebtedness to Consolidated Total Capitalization of the Borrower to exceed 0.65 to 1.00 at any time.
7.02.   Sale of Assets; Merger. (a) Sell, lease, transfer or otherwise dispose of (whether in one transaction or a series of transactions) (i) all or materially all of its respective properties or assets, whether now owned or hereafter acquired, (ii)(A) the primary natural gas, transmission and/or energy services business, as applicable, of any Significant Subsidiary or (B) any common stock of any Significant Subsidiary (other than to the Borrower or a Significant Subsidiary, or any directors or employees thereof), or (iii) any of its properties or assets, whether now owned or hereafter acquired, if the effect of such sale, lease, transfer or disposition would (A) after giving effect to such transaction, result in the Borrower’s senior unsecured long-term debt rating issued by S&P or Moody’s to fall below BBB- or Baa3, respectively (or, if senior unsecured debt ratings are unavailable for the Borrower, the senior secured long-term debt rating issued by S&P or Moody’s to fall below BBB or Baa2, respectively) or (B) materially impair the ability of the Borrower to perform its obligations under this Agreement or under any other Loan Document or (b) consolidate with or merge with another corporation, except where the Borrower (or the Significant Subsidiary, as the case may be) is the surviving corporation and that, after giving effect to such consolidation or merger, no breach of Section 7.01, when calculated on a pro forma basis, would result therefrom, and no other Event of Default, nor any event which upon notice or lapse of time or both would constitute an Event of Default shall have occurred and be continuing.
7.03.   Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except for Liens created under its applicable primary first mortgage bond indenture or equivalent instrument set forth on Schedule 7.03, as in effect on the Closing Date, and except for:
(a) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower, in conformity with GAAP;
(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 90 days or that are being contested in good faith by appropriate proceedings;
(c) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation;
(d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Significant Subsidiaries;

(f) Liens in existence on the date hereof, securing any Indebtedness outstanding on the date hereof and extensions, renewals or replacements thereof; provided that no such Lien is spread to cover any additional property after the Closing Date (other than pursuant to any Borrower Senior Secured Indebtedness) and that the amount of Indebtedness secured thereby is not increased;
(g) Liens securing Indebtedness, in an aggregate principal amount not to exceed $250,000,000 at any one time outstanding, incurred to finance the acquisition or construction of fixed or capital assets (including Capital Lease Obligations) and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Liens shall be created substantially simultaneously with or within 120 days after such acquisition or completion of such construction of such fixed or capital assets and (ii) such Liens do not at any time encumber any property other than the property financed by such indebtedness;
(h) any interest or title of a lessor under any lease entered into in the ordinary course of business and covering only the assets so leased;
(i) Liens existing upon any property acquired by the Borrower in the ordinary course of business; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition, (ii) such Lien shall not apply to any other property or assets and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
(j) Liens arising in connection with sales or transfers of, or financings secured by, accounts receivable or related contracts;
(k) Liens created by or resulting from litigation or legal proceedings that are currently being contested in good faith by appropriate proceedings and do not involve amounts that in the aggregate would exceed $50,000,000;
(l) Liens incidental to the normal conduct of the business of the Borrower or any Subsidiary of the Borrower or the ownership of its property that are not incurred in connection with the incurrence of Indebtedness and that do not in the aggregate materially impair the use of such property in the operation of the business of the Borrower and its Subsidiaries taken as a whole or the value of such property for the purposes of such business; and
(m) Liens created under any Loan Document.
7.04.   Limitation on Transactions with Affiliates. Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate unless such transaction is (a) subject to the jurisdiction of, and approved by, the Federal Energy Regulatory Commission under the Federal Power Act, as amended, or any state regulatory commission or (b) upon fair and reasonable terms no less favorable to the Borrower or such Significant Subsidiary, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate.
7.05.   Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Significant Subsidiary of real or personal property that has been or is to be sold or transferred by the Borrower or such Significant Subsidiary to such Person or any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Significant Subsidiary, except to the extent such arrangement would not, collectively with all similar arrangements, reasonably be expected to materially impair the ability of the Borrower to perform its obligations under this Agreement.
7.06.   Limitation on Changes in Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or that are reasonably related thereto.
7.07.   Use of Proceeds. Request any Borrowing or use (and the Borrower shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use) the proceeds of the Loans, directly or indirectly, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto. None of the covenants given in this Section 7.07 shall be made to any Lender incorporated in or organized under the laws of the Federal Republic of Germany to the extent that they would result in a violation of or conflict with the German Foreign Trade Regulation (Außenwirtschaftsverordnung), council regulation (EC) No 2271/1996 (EU Blocking Regulation) or any similar applicable anti-boycott law or regulation.
7.08.   Fiscal Year. Permit the fiscal year of the Borrower to end on a day other than December 31 or change the Borrower’s method of determining fiscal quarters.
7.09.   Limitation on Restrictions on Distributions from Subsidiaries. Create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Significant Subsidiary to pay dividends or make any other distribution on its Capital Stock to the Borrower, other than any encumbrance or restriction pursuant to an agreement or instrument in effect at the Closing Date, or imposed by any Governmental Authority.
SECTION 8.
EVENTS OF DEFAULT
With respect to the Borrower, each of the following events shall constitute an event of default hereunder (hereinafter called an “Event of Default”):

(a) failure by the Borrower to pay any amount of principal of any of the Loans, as and when due and payable; failure by the Borrower to pay any interest on any of the Loans, any Fee or any other amount owed under this Agreement, within five days after any such interest, Fee or other amount becomes due and payable;
(b) the Borrower shall fail to perform or observe any of its other covenants or agreements contained in this Agreement or any other Loan Document and such failure shall continue unremedied for 30 days (or in the case of failure to observe Section 7.01, for five Business Days) after the earlier of (i) a Financial Officer of the Borrower obtaining knowledge thereof and (ii) receipt by the Borrower of written notice thereof from the Administrative Agent or any Lender;
(c) any representation or warranty made by the Borrower herein or in any certificate or other instrument furnished in connection with this Agreement that is qualified as to materiality shall be incorrect or any such representation or warranty not so qualified shall be incorrect in any material respect when made or deemed made;
(d) default beyond any applicable grace period with respect to the Borrower Senior Secured Indebtedness of the Borrower, or the performance of any obligation incurred in connection with any such Indebtedness, if the effect of such default is to permit the holder thereof, or a trustee or agent on its behalf, to cause such Indebtedness to become due prior to its stated maturity or any such Indebtedness shall not be paid at maturity;
(e) default beyond any applicable grace period with respect to any Indebtedness of the Borrower and/or any Significant Subsidiary, the outstanding principal amount of which exceeds in the aggregate $50,000,000, or the performance of any obligation incurred in connection with such Indebtedness if the effect of such default is to accelerate the maturity of such indebtedness or to permit the holder thereof, or a trustee or agent on its behalf, to cause such indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable, or if any such Indebtedness shall not be paid at maturity;
(f) the entry of a decree or order by a court having jurisdiction in the premises for relief in respect of the Borrower or any Significant Subsidiary under any Debtor Relief Law, or appointing a receiver, liquidator, assignee, trustee, custodian or sequestrator (or similar official) the Borrower or any Significant Subsidiary, or of any substantial part of their respective properties, or ordering the winding-up of or liquidation of the affairs of the Borrower or any Significant Subsidiary and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;
(g) the filing by the Borrower or any Significant Subsidiary of a petition or answer or consent seeking relief under any Debtor Relief Law, or the consent by the Borrower or any Significant Subsidiary to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of the Borrower or any Significant Subsidiary or of any substantial part of their respective properties, or the failure of the Borrower or any

Significant Subsidiary generally to pay its debts as such debts become due, or the taking of corporate action by the Borrower or any Significant Subsidiary in furtherance of any such action;
(h) final judgment for the payment of money exceeding an aggregate of $50,000,000 shall be rendered or entered against the Borrower and/or any Significant Subsidiary and the same shall remain undischarged for a period of 60 days during which execution shall not be effectively stayed or contested in good faith;
(i) (i) a Reportable Event shall have occurred with respect to any Plan that reasonably could be expected to result in a liability of the Borrower to the PBGC or to a Plan in an aggregate amount exceeding $50,000,000 and, within 30 days after the reporting of any such Reportable Event to the Administrative Agent, the Administrative Agent shall have notified the Borrower in writing that (i) the Required Lenders have made a determination that, on the basis of such Reportable Event, there are reasonable grounds (A) for the termination of such Plan by the PBGC, (B) for the appointment by the appropriate United States District Court of a trustee to administer such Plan or (C) for the imposition of a lien in favor of such Plan and (ii) as a result thereof an Event of Default exists hereunder; or a trustee shall be appointed by a United States District Court to administer any such Plan; or the PBGC shall institute proceedings to terminate any Plan;
(j) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (except for Iberdrola, S.A.) shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 20% of the outstanding common stock of the Borrower; or
(k) any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the obligations hereunder or thereunder, ceases to be in full force and effect; or the Borrower contests in any manner the validity or enforceability of any Loan Document;
then, and in every such event and at any time thereafter during the continuance of such event, the Administrative Agent, shall, at the request of, or may, with the consent of, the Required Lenders, by written notice to the Borrower, take any or all of the following actions, at the same or different times: (A) terminate or reduce, as provided below, forthwith the Commitments (if any) of the Lenders hereunder with respect to the Borrower and (B) declare the Loans made to the Borrower and all other amounts accrued or owing by the Borrower under this Agreement to be forthwith due and payable, whereupon such Loans and such other amounts shall become forthwith due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding; provided, however, that upon the occurrence of the events in paragraph (f) or (g) of this Section 8 both of the preceding actions will automatically take place without any notice to the Borrower or any action by the Administrative Agent or any Lender.
SECTION 9.

DEFINITIONS
9.01.  Defined Terms. As used in this Agreement, the terms listed in this Section 9.01 shall have the respective meanings set forth in this Section 9.01.
“ABR” shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 0.5% (provided that if the Prime Rate or NYFRB Rate shall be less than zero, such rate shall be deemed to be zero) and (c) the Eurodollar Rate on such day (or, if such day is not a Business Day, the next preceding Business Day) for a deposit in Dollars with a maturity of one month plus 1.0%. Any change in the ABR due to a change in the Prime Rate, the Federal Funds Effective Rate or such Eurodollar Rate shall be effective as of the opening of business on the day of such change in the Prime Rate, the Federal Funds Effective Rate or such Eurodollar Rate, respectively.
“ABR Borrowing” shall mean a Borrowing comprised of ABR Loans.
“ABR Loan” shall mean a Loan bearing interest at the ABR.
“Accordion Effective Date” shall have the meaning assigned to it in Section 1.05(e).
“Accordion Lender” shall have the meaning assigned to it in Section 1.05(e).
“Additional Lender” shall have the meaning assigned to it in Section 1.05(c).
“Administrative Agent” shall have the meaning assigned to it in the recitals hereof.
“Administrative Questionnaire” shall mean an administrative questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the person specified. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise. “Controlled” shall have a meaning correlative thereto.
“Agreement” shall mean this Revolving Credit Agreement, as amended, supplemented or otherwise modified from time to time.
“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to the Borrower and their respective Subsidiaries concerning or relating to bribery or corruption and anti-money laundering rules and regulations, including the Patriot Act.

“Applicable Margin” shall mean for each Type of Loan, the rate per annum set forth under the relevant column heading below which corresponds with the most current rating of the Borrower’s senior unsecured long-term debt issued by Moody’s and S&P, respectively.

Ratings	Applicable Margin forEurodollar Loans	Applicable Margin forABR Loans
>A3/A-	1.100%	0.100%
Baa1/BBB+	1.300%	0.300%
<Baa2/BBB	1.450%	0.450%
Changes in the Applicable Margin shall become effective on the date on which Moody’s and/or S&P changes the rating it has issued for the Borrower’s senior unsecured long-term debt. If both agencies issue a rating and the two ratings fall in different levels, the Applicable Margin shall be based upon the level indicated by the higher rating; provided that if the higher rating is two or more levels above the lower rating, the Applicable Margin shall be based upon the next level below the higher of the two. If only one of such two agencies issues a rating, such rating shall apply. If the Borrower (a) does not have a senior unsecured long-term debt rating, the Applicable Margin shall be based on the level one level below the Borrower’s senior secured long-term debt rating, and (b) does not have a senior unsecured long-term debt rating or a senior secured long-term debt rating, pricing shall be at the Borrower’s issuer rating.
“Approved Fund” shall mean any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” shall mean Mizuho Bank, Ltd. and The Bank of Nova Scotia, in their respective capacities as joint lead arrangers and joint bookrunners.
“Assignee” shall have the meaning assigned to it in Section 11.02(c).
“Assignment and Acceptance” shall mean an assignment and acceptance, substantially in the form of Exhibit A.
“Assignor” shall have the meaning assigned to it in Section 11.02(c).
“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” shall mean, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as

amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.
“BGC” shall mean The Berkshire Gas Company, a Massachusetts gas company.
“Board” shall mean the Board of Governors of the Federal Reserve System of the United States.
“Borrower” shall have the meaning assigned to it in the recitals hereof.
“Borrower Senior Secured Indebtedness” shall mean any Indebtedness of the Borrower secured by any Lien on property owned or acquired by it; provided that the aggregate principal amount of Indebtedness secured by such Liens shall not exceed $250,000,000 at any one time outstanding.
“Borrowing” shall mean a group of Loans of a single Type made by the Lenders on a single date and as to which a single Interest Period is in effect.
“Borrowing Date” shall mean, with respect to any Loan, the date on which such Loan is disbursed or, in the case of Term Loans, deemed made pursuant to Section 2.01(b).
“Business Day” shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which Lenders are open for business in New York City; provided, however, that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which Lenders are not open for dealings in Dollar deposits in the London interbank market.
“Capital Lease Obligations” shall mean as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.
“Capital Stock” shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.
“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Closing Date” shall mean the first date all the conditions precedent in Section 5.01 are satisfied or waived in accordance with Section 11.07.
“CMP” shall mean Central Maine Power Company, a Maine corporation.
“CNG” shall mean Connecticut Natural Gas Corporation, a Connecticut corporation.
“Code” shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.
“Commitment” shall mean, as to any Lender, the obligation of such Lender, if any, to make Loans in an aggregate principal amount not to exceed the amount set forth under the heading “Commitment” opposite such Lender’s name on Schedule 1.01 or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.
“Commitment Increase Notice” shall have the meaning assigned to it in Section 1.05(a).
“Commitment Percentage” shall mean, as to any Lender at any time, the percentage that such Lender’s Commitment then constitutes of the Total Commitments or, at any time after the Commitments shall have expired or terminated, the percentage that the aggregate principal amount of such Lender’s Loans that are not Term Loans then outstanding constitutes of the aggregate principal amount of the Loans then outstanding; provided that, in the event that the Loans are paid in full prior to the reduction to zero of the Total Extensions of Credit, the Commitment Percentages shall be determined in a manner designed to ensure that the other outstanding Extensions of Credit shall be held by the Lenders on a comparable basis.
“Compliance Certificate” shall mean a certificate duly executed by the principal financial officer of the Borrower substantially in the form of Exhibit B.
“Consolidated Indebtedness” shall mean, with respect to the Borrower at any date, all Indebtedness of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP, excluding debt and interest expense arising from the application of Financial Interpretation Number 45 or 46 of the Financial Accounting Standards Board.
“Consolidated Net Income” shall mean, with respect to the Borrower at any date, the consolidated net income, if any, after taxes, of the Borrower and its Subsidiaries for such period determined in accordance with GAAP; provided that Consolidated Net Income shall not be reduced or increased by the amount of any non-cash extraordinary charges or credits that would otherwise be deducted from or added to revenue in determining such Consolidated Net Income.
“Consolidated Net Worth” shall mean, with respect to the Borrower at any date, all amounts that would, in conformity with GAAP, be included on a consolidated balance sheet of the Borrower and its Subsidiaries under stockholders’ equity determined at such date; provided, however, that in any event (and notwithstanding a change in GAAP subsequent to the date of this Agreement) amounts attributable to the Borrower’s and its Subsidiaries’ preferred stock shall be included in Consolidated Net Worth.
“Consolidated Total Capitalization” shall mean, with respect to the Borrower at any date, the sum of the Consolidated Net Worth of the Borrower and the Consolidated Indebtedness of the Borrower.
“Continuing Lenders” shall have the meaning assigned to it in Section 1.04(b).
“Contractual Obligation” shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Current Termination Date” shall have the meaning assigned to it in Section 1.04(a).
“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” shall mean any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.
“Defaulting Lender” shall mean, subject to Section 11.16(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any Lender any other amount required to be paid by it hereunder within two Business Days of the date when due; (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lenders’ obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied); (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative

Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower); or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a (A) proceeding under any Debtor Relief Law or (B) Bail-In Action or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such equity interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 11.16(b)) upon delivery of written notice of such determination to the Borrower and each Lender.
“Dollars” or “$” shall mean lawful money of the United States of America.
“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Signature” shall mean an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Eligible Assignee” shall mean any Person that meets the requirements to be an Assignee under Section 11.02 (subject to such consents, if any, as may be required thereunder).
“Environmental Laws” shall mean any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment (including natural resources, wetlands, flora and fauna), as now or may at any time hereafter be in effect.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.
“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Eurocurrency Reserve Requirements” shall mean, for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.
“Eurodollar Base Rate” shall mean with respect to any Eurodollar Loan for any Interest Period, a rate per annum equal to the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for Dollars for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters Screen that displays such rate (or, in the event such rate does not appear on either of such Reuters pages, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case, the “Screen Rate”) as of the Specified Time on the Quotation Day for such Interest Period; provided that if the Screen Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement; provided, further, that if the Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) with respect to Dollars, then the Eurodollar Base Rate shall be the Interpolated Rate at such time (provided that if the Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement).
“Eurodollar Borrowing” shall mean a Borrowing comprised of Eurodollar Loans.
“Eurodollar Loan” shall mean any Loan bearing interest at the Eurodollar Rate.
“Eurodollar Rate” shall mean, with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

Eurodollar Base Rate
1.00 - Eurocurrency Reserve Requirements

“Event of Default” shall mean any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.
“Exchange Act” shall have the meaning assigned to it in Section 8(j).
“Extension Date” shall have the meaning assigned to it in Section 1.04(b).
“Extension Lender” shall have the meaning assigned to it in Section 1.04(c).
“Extensions of Credit” shall mean as to any Lender at any time, an amount equal to the sum of the aggregate principal amount of all Loans held by such Lender then outstanding.
“Facility” shall mean the Commitments and the Loans made thereunder.
“Facility Fee” shall have the meaning assigned to it in Section 2.03(a).
“Facility Fee Rate” shall mean, as to the Borrower, the rate per annum set forth below which corresponds with the most current rating of the Borrower’s senior unsecured long-term debt issued by Moody’s and S&P, respectively.

Ratings	Facility Fee Rate
>A3/A-	0.150%
Baa1/BBB+	0.200%
<Baa2/BBB	0.300%
Changes in the Facility Fee Rate shall become effective on the date on which Moody’s and/or S&P changes the rating it has issued for the Borrower’s senior unsecured long-term debt. If both agencies issue a rating and the two ratings fall in different levels, the Facility Fee Rate shall be based upon the level indicated by the higher rating; provided that if the higher rating is two or more levels above the lower rating, the Facility Fee Rate shall be based upon the next level below the higher of the two. If only one of such two agencies issues a rating, such rating shall apply. If the Borrower (a) does not have a senior unsecured long-term debt rating, the Facility Fee Rate shall be based on the level one level below the Borrower’s senior secured long-term debt rating, and (b) does not have a senior unsecured long-term debt rating or a senior secured long-term debt rating, pricing shall be at the Borrower’s issuer rating.
“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it; provided that if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Fees” shall mean the Facility Fees and other fees separately agreed to in writing by the Borrower and the Administrative Agent.
“Final Election Date” shall have the meaning assigned to it in Section 1.04(a).
“Financial Officer” shall mean the principal financial officer, principal accounting officer, treasurer or controller of the Borrower or any vice president of the Borrower whose primary responsibility is for financial matters.
“Funding Office” shall mean the office of the Administrative Agent specified in Schedule 11.01 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.
“GAAP” shall mean generally accepted accounting principles, applied on a consistent basis.
“Governmental Authority” shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.
“Guarantee Obligation” shall mean, as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.
“Hedge Agreements” shall mean all interest rate swaps, caps or collar agreements or similar arrangements dealing with interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.
“Impacted Interest Period” has the meaning assigned to it in the definition of “Eurodollar Base Rate.”
“Indebtedness” shall mean of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue more than 60 days incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all liabilities of such Person as an account party under acceptances, letters of credit (other than trade letters of credit), surety bonds or similar arrangements, (g) the liquidation value of all preferred Capital Stock of such Person that is redeemable at the option of the holder thereof or that has any mandatory dividend, redemption or other required payment that could be required thereunder prior to the date that is one year after the Termination Date, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (j) for the purposes of Section 8(e) only, all obligations of such Person in respect of Hedge Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor. Indebtedness shall not include Indebtedness of the Borrower arising from the application of Financial Interpretation Number 45 of the Financial Accounting Standards Board, Financial Interpretation Number 46 of the Financial Accounting Standards Board or Issue No. 01-08 of the Emerging Issues Task Force (EITF).
“Interest Payment Date” shall mean (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the Termination Date, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such

Interest Period and the last day of such Interest Period and (d) as to any Eurodollar Loan, the date of any repayment or prepayment made in respect thereof.
“Interest Period” shall mean (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending one week or one, two, three or six months thereafter, as the Borrower may elect, and (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing and ending on the earliest of (i) the next succeeding March 31, June 30, September 30 or December 31, (ii) the Termination Date and (iii) the date such Borrowing is repaid or prepaid in accordance with Sections 2.02 or 2.08; provided, however, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.
“Interpolated Rate” shall mean, at any time, the rate per annum (rounded to the same number of decimal places as the Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Screen Rate (for the longest period for which that Screen Rate is available in Dollars) that is shorter than the Impacted Interest Period and (b) the Screen Rate (for the shortest period for which that Screen Rate is available for Dollars) that exceeds the Impacted Interest Period, in each case, as of the Specified Time on the Quotation Day for such Interest Period. When determining the rate for a period which is less than the shortest period for which the Screen Rate is available, the Screen Rate for purposes of clause (a) above shall be deemed to be the overnight rate for Dollars determined by the Administrative Agent from such service as the Administrative Agent may select.
“Lenders” shall have the meaning as defined in the preamble hereto.
“Lending Office” shall mean (a) initially, for each Lender, its branch office or offices located as of the date hereof at its address set forth in such Lender’s Administrative Questionnaire and (b) subsequently, such other branch (or affiliate) of each Lender as such Lender may designate by notice in writing to the Borrower and the Administrative Agent as the branch (or affiliate) from which ABR Loans or Eurodollar Loans will thereafter be made hereunder and for the account of which all payments by the Administrative Agent of principal of, and interest on, ABR Loans or Eurodollar Loans, as the case may be, will thereafter be made.
“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).
“Loan Documents” shall mean this Agreement and the Notes (if any).
“Loans” shall have the meaning assigned to it in Section 1.01(a) and includes Term Loans.
“Material Adverse Effect” shall mean a material adverse effect on (a) the business, property, operations or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of the Loan Documents or the rights and remedies of the Administrative Agent and the Lenders thereunder.
“Maximum Rate” shall have the meaning assigned to it in Section 11.12.
“Moody’s” shall mean Moody’s Investors Service, Inc. and any successor thereto.
“Non-Consenting Lender” shall mean any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all affected Lenders in accordance with the terms of Section 11.07 and (ii) has been approved by the Required Lenders.
“Non-Defaulting Lender” shall mean, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-Extending Lender” shall have the meaning assigned to it in Section 1.04(a).
“Non-U.S. Lender” shall have the meaning assigned to it in Section 2.16(f).
“Note” shall mean, if requested by any Lender, the promissory note of the Borrower in favor of the Lender in substantially the form of Exhibit C, together with any amendments, modifications and supplements thereto, substitutions therefor and restatements thereof.
“NYFRB Rate” means for any day, the greater of (a) the federal funds effective rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a banking day, for the immediately preceding banking day); provided that if none of such rates are published for any day that is a business day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. (New York time) on such day received to the Administrative Agent from a federal funds broker of recognized standing selected by it; provided further, that each such rate shall not be less than zero.
“NYSEG” shall mean New York State Electric & Gas Corporation, a New York corporation.
“Other Taxes” shall have the meaning assigned to it in Section 2.16(b).
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar borrowings by U.S. managed banking offices of depository institutions (as such composite rate shall be determined by the Federal Reserve Bank of New York as set forth on its public website from time to time) and published on the next succeeding business day by the Federal Reserve Bank of New York as an overnight bank funding rate (from and after such date as the Federal Reserve Bank of New York shall commence to publish such composite rate).
“Participant” shall have the meaning assigned to it in Section 11.02(b).
“Participant Register” shall have the meaning assigned to it in Section 11.02(b).
“PATRIOT Act” shall have the meaning assigned to in Section 11.15.
“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.
“Person” shall mean any natural person, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.
“Plan” shall mean any pension plan subject to the provisions of Title IV of ERISA or Section 412 of the Code which is maintained for employees of the Borrower or any Significant Subsidiary.
“Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to debtors).
“Proposed Increase Amount” shall have the meaning assigned to it in Section 1.05(a).
“Quotation Day” shall mean, with respect to any Eurodollar Loan for any Interest Period, two Business Days prior to the commencement of such Interest Period.
“Register” shall have the meaning assigned to it in Section 11.02(d).
“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Related Party” shall mean, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Reportable Event” shall mean any reportable event as defined in Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan.
“Required Lenders” shall mean at any time, the holders of more than 50% of the aggregate amount of the Commitments then in effect and the Term Loans then outstanding, or, at any time the Commitments have terminated, the holders of more than 50% of the Total

Extensions of Credit. The Commitment, Term Loans and the Total Extensions of Credit of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.
“Requirement of Law” shall mean, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“RGE” shall mean Rochester Gas and Electric Corporation, a New York corporation.
“S&P” shall mean S&P Global Ratings.
“Sanctioned Country” means, at any time, a country, region or territory which is itself, or whose government is, the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, by the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).
“Sanctions” shall mean all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.
“SCG” shall mean The Southern Connecticut Gas Company, a Connecticut corporation.
“Screen Rate” has the meaning assigned to it in the definition of “Eurodollar Base Rate.”
“Significant Subsidiary” shall mean, at any particular time, any Subsidiary of the Borrower that would be a “significant subsidiary” of the Borrower within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, including without limitation Avangrid Renewables Holdings, Inc., Avangrid Renewables, LLC, NYSEG, RGE, CMP, UI, CNG, SCG and BGC.
“Specified Time” shall mean 11:00 a.m., London time.

“Subsidiary” shall mean, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.
“Taxes” shall have the meaning assigned to it in Section 2.16(a).
“Term-Out Fee” shall have the meaning assigned to it in Section 1.04(f).
“Term Loan” shall mean Loans outstanding on the Current Termination Date that are converted to Term Loans pursuant to Section 1.04(f).
“Termination Date” shall mean June 28, 2021, as the same may be extended pursuant to Section 1.04.
“Total Commitments” shall mean, as of a given date, the aggregate Commitments of the Lenders on such date.
“Total Extensions of Credit” shall mean, at any time, the aggregate amount of the Extensions of Credit of the Lenders outstanding at such time.
“Transferee” shall have the meaning assigned to it in Section 2.16(a).
“Type”, when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, “Rate” shall include the Eurodollar Rate and the ABR.
“UI” shall mean The United Illuminating Company, a specially chartered Connecticut corporation.
“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b)

with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
9.02.   Terms Generally. The definitions in Section 9.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. All references herein to Sections, Exhibits and Schedules shall be deemed references to Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time, including the word “consolidated,” as such term is applicable to the Borrower.
9.03.   Accounting Terms. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (i) any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein and (ii) any treatment of Indebtedness under Accounting Standards Codification 470-20 or 2015-03 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.
9.04.   LIBOR Notification. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “Eurodollar Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, any such alternative, successor or replacement rate implemented pursuant to Section 2.06), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the Eurodollar Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.
9.05.   Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.
SECTION 10.
THE ADMINISTRATIVE AGENT
The Lenders and the Administrative Agent agree among themselves as follows:
10.01.   Appointment and Authority of Administrative Agent. Each of the Lenders hereby irrevocably appoints Mizuho Bank, Ltd. to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except as set forth in Section 10.08, the provisions of this Section 10 are solely for the benefit of the Administrative Agent and the Lenders, and the Borrower shall not have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
10.02.   Reliance by Administrative Agent; Delegation by Administrative Agent.
(a) The Administrative Agent shall, in the absence of knowledge to the contrary, be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, communication, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it in good faith to be genuine and correct and to have been signed, sent or otherwise authenticated by the proper Person(s). The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
(b) The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 10 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Facility as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or willful misconduct, or be responsible for any recitals, statements, representations or warranties herein or the contents of any document delivered in connection herewith, or be liable for failing to ascertain or to make any inquiry concerning the performance or observance by the Borrower of any of the terms, conditions, covenants or agreements contained in this Agreement or any other Loan Documents. The Administrative Agent shall not be responsible to the Lenders or the holders of any Notes for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or such Notes. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof until it shall have received from the payee of such Note notice, given as provided herein, of the transfer thereof in compliance with Section 11.02. The Administrative Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders and each subsequent holder of any Note. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Borrower on account of the failure of or delay in performance or breach by any Lender of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Borrower of any of their respective obligations hereunder or under the other Loan Documents.
The Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.
10.03.   No Amendment to Administrative Agent’s Duties Without Consent.
(a) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan

Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and (iii) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
(b) The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 8 or 11.07) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent in writing by the Borrower or a Lender.
(c) The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 5 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
(d) The Administrative Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement that affects its duties as Administrative Agent under this Agreement unless it shall have given its prior written consent as Administrative Agent thereto.
10.04.   Responsibilities of Administrative Agent. The Administrative Agent is hereby expressly authorized by the Lenders, without hereby limiting any implied authority, (i) to receive on behalf of the Lenders all payments of principal of and interest on the Loans and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender its proper share of each payment so received in like funds, and (ii) to promptly distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower pursuant to this Agreement as received by the Administrative Agent. In the event that (x) the Borrower fails to pay when due the principal of or interest on any Loan or any Fees or (y) the Administrative Agent receives notice from the Borrower or any Lender of the occurrence of an Event of Default or other condition or event, in each case the Administrative Agent shall promptly give written notice thereof to the Lenders and shall take such action with respect to such Event of Default or other condition or event as it shall be directed in writing to take by the Required Lenders; provided, however, that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may take such action or refrain from taking such action with respect to such Event of Default or other condition or event as it shall deem advisable in the best interests of the Lenders. The Administrative Agent shall promptly deliver any bill required to be delivered by the Administrative Agent to the relevant Borrower.
10.05.   Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.03 and 11.03) allowed in such judicial proceeding; and
(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.03 and 11.03.
10.06.   Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
10.07.   Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking any action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Each of the Lenders agrees that the Administrative Agent shall not have any responsibility for the accuracy or adequacy of any information contained in any document, or any oral information, supplied to such Lender by the Borrower directly or through the Administrative Agent.
10.08.   Resignation of Administrative Agent.
(a) The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000, or an Affiliate of any such bank with an office in New York, New York. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b) With effect from the Resignation Effective Date (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) except for any indemnity payments owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders or the retiring Administrative Agent appoint a successor Administrative Agent as provided for in Section 10.08(a). Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent (other than any rights to indemnity payments owed to the retiring Administrative Agent), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable by the Borrower to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section 10 and Section 11.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
10.09.   No Other Duties. Anything herein to the contrary notwithstanding, none of the Arrangers or any other agents from time to time listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.
SECTION 11.
MISCELLANEOUS
11.01.   Notices.
(a) Any notice shall be conclusively deemed to have been received by a party hereto and be effective on the day on which delivered to such party at the address set forth below (or at such other address as such party shall specify to the other parties in writing):
(i) if to the Administrative Agent or the Borrower, at the address thereof set forth in Schedule 11.01; and (ii) if to any of the Lenders, at the address specified in its Administrative Questionnaire, or if a Lender is a Lender by virtue of an assignment, to it at its address (or facsimile number) set forth in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.
All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by facsimile or other telegraphic communications equipment of the sender, or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 11.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 11.01.
(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including email and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Section 2 if such Lender has notified the Administrative Agent that it is incapable of receiving notices under Section 2 by electronic communication. The Administrative Agent or the relevant Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement) and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its email address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c) Any party hereto may change its address (including email address) or facsimile number for notices and other communications hereunder by notice to the other parties hereto.
(d) The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”). The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material that the Borrower provides to the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent any Lender by means of electronic communications pursuant to this Section 11.01, including through the Platform.
11.02.   Successors and Assigns; Participations, Assignments and Designations.
(a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.02(c), (ii) by way of participation in accordance with the provisions of Section 11.02(b) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.02(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.02(b) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b) (i) Any Lender may, without the consent of or notice to the Borrower or the Administrative Agent, in accordance with applicable law, at any time sell participations to any Person (other than a natural person or the Borrower or any Affiliate or Subsidiary of the

Borrower) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible for the performance thereof, (iii) such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents and (iv) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(ii) Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that requires the consent of all Lenders pursuant to Section 11.07 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.09, 2.10, 2.12 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.02(c); provided that such Participant agrees to be subject to the provisions of Section 2.11 as if it were an Assignee under Section 11.02(c); provided further that no Participant shall be entitled to receive any greater amount pursuant to Section 2.09, 2.10, 2.12 or 2.16 than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.06 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.14 as though it were a Lender.
(c) (i) Any Lender (an “Assignor”) may, in accordance with applicable law, at any time and from time to time assign to any Lender, any Affiliate of any Lender or any Approved Fund

or, with the consent (which shall not be unreasonably withheld or delayed) of the Borrower and the Administrative Agent (provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof), to any other Person (other than the Borrower, any Subsidiary or Affiliate of the Borrower, any Defaulting Lender or any other Person who, upon becoming a Lender hereunder, would constitute any of the foregoing, or any natural person) (an “Assignee”) all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, executed by such Assignee, such Assignor and any other Person whose consent is required pursuant to this Section 11.02(c), and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that no such assignment to an Assignee (other than any Lender, any affiliate of any Lender or any Approved Fund) shall be in an aggregate principal amount of less than $5,000,000 (other than in the case of an assignment of all of a Lender’s interests under this Agreement), unless otherwise agreed by the Borrower and the Administrative Agent. For purposes of the proviso contained in the preceding sentence, the amount described therein shall be aggregated in respect of each Lender and its related Approved Funds, if any. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor’s rights and obligations under this Agreement, such Assignor shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.09, 2.12, 2.16 and 11.03. Notwithstanding any provision of this Section 11.02, the consent of the Borrower shall not be required for any assignment that occurs when an Event of Default shall have occurred and be continuing with respect to the Borrower.
(ii) In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable Assignee and Assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Commitment Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this Section 11.02(c)(ii), then the Assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(d) The Administrative Agent shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain at its address referred to in Schedule 11.01 a copy of each Assignment and Acceptance delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitment of, and the principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance, and thereupon one or more new Notes shall be issued to the designated Assignee.
(e) Upon its receipt of an Assignment and Acceptance executed by an Assignor, an Assignee and any other Person whose consent is required by Section 11.02(c), together with payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) record the information contained therein in the Register on the effective date determined pursuant thereto.
(f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 11.02 concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank or any other central bank having jurisdiction over such Lender in accordance with applicable law. The parties to this Agreement further acknowledge that any such pledge or assignment shall not release such Lender from any of its obligations hereunder or substitute any pledge or assignee for such Lender as a party hereto.
(g) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in Section 11.02(f).
11.03.   Expenses; Indemnity.
(a) The Borrower agrees to pay all reasonable out-of-pocket expenses incurred (i) by the Administrative Agent in connection with the preparation of this Agreement or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated), including the reasonable fees and disbursements of counsel to the Administrative Agent, and (ii) by the Administrative Agent or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement or in connection with the Loans made or any Notes issued hereunder, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and the Lenders.

(b) The Borrower agrees to indemnify the Administrative Agent, each Lender, the Arrangers and each Related Party of any of the foregoing Persons (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower) other than such Indemnitee and its Related Parties arising out of, in any connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or the use or proposed use of the proceeds of therefrom, (iii) any violation of, or noncompliance with, any Environmental Law, any actual or alleged presence or release of hazardous materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any environmental liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.
(c) The provisions of this Section 11.03 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any of the other Loan Documents, or any investigation made by or on behalf of the Administrative Agent or any Lender. All amounts due under this Section 11.03 shall be payable on written demand therefor.
(d) To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Section 11.03(a) or 11.03(b) to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the aggregate Extensions of Credit at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity.

(e) To the fullest extent permitted by applicable law, the Borrower shall not assert, and each of them hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in Section 11.03(b) shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
11.04.   Effectiveness. This Agreement shall become effective on the Closing Date, and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender.
11.05.   Survival of Agreement; Benefit to Successors and Assigns. All covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by the Lenders of the Loans herein contemplated and the execution and delivery to the Lenders of any Notes evidencing such Loans and shall continue in full force and effect so long as any portion of any of such Notes is outstanding and unpaid and Commitments have not been terminated. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party and all covenants, promises and agreements by or on behalf of the Borrower which are contained in this Agreement shall bind and inure to the benefit of the successors and assigns of the Lenders; provided, however, that no interest, rights or duties herein may be assigned by the Borrower without the prior written approval of all the Lenders.
11.06.   Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or its Affiliates, irrespective of whether or not such Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 11.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it is exercising such right of setoff. The rights of each Lender and its

Affiliates under this Section 11.06 are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
11.07.   Waivers; Amendment.
(a) No failure or delay of the Administrative Agent or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 11.07(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.
(b) Except for extending the Commitments in accordance with the procedures specified in Section 1.04 or replacing any Lender in accordance with the procedures specified in Section 2.11, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of, or any scheduled principal payment date or date for the payment of any interest on, any Loan, or waive or excuse any such payment or any part thereof, or decrease rate of interest on any Loan, without the prior written consent of each Lender directly affected thereby, (ii) change or extend the Commitment or decrease the Facility Fee of any Lender without the prior written consent of such Lender, (iii) amend or modify the provisions of Section 2.13, Section 2.14, this Section 11.07 or the definition of “Required Lenders,” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the prior written consent of each Lender, or (iv) amend the last sentences of Sections 4.14, 6.04 or 7.07 without the prior written consent of Required Lenders and each Lender incorporated or organized under the laws of the Federal Republic of Germany; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent. Any waiver, amendment or modification authorized by this Section 11.07 shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Administrative Agent and all future holders of the Loans.
(c) Any request by the Borrower for a modification, amendment or waiver of any provision of this Agreement or any other Loan Document shall be made in writing to the Administrative Agent and the Administrative Agent shall promptly communicate such request to the Lenders. Any such waiver, consent or approval granted by the Required Lenders (and such other Persons as may be required under this Section 11.07) shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in the same, similar or other circumstances.
(d) No waiver by the Administrative Agent or any Lender of any breach or default of or by the Borrower under this Agreement shall be deemed a waiver of any other previous breach or default or any thereafter occurring.
(e) In connection with any waiver, determination or direction relating to any part of Sections 4.14, 6.04(c) or 7.07 of which a Lender does not have the benefit, the Commitment and Loans of that Lender will be excluded for the purpose of determining whether the consent of the requisite Lenders has been obtained or whether the determination or direction by the requisite Lenders has been made
(f) If the Administrative Agent and the Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement.
11.08.   Severability. In the event any one or more provisions contained in this Agreement or any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
11.09.   Headings. The Section headings in this Agreement are for convenience only and shall not affect the construction hereof.
11.10.   Governing Law; Jurisdiction.
(a) This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be construed in accordance with and governed by the laws of the State of New York.
(b) The Borrower irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New

York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.
(c) The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 11.10(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d) Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 11.01. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law
11.11.   Counterparts. This Agreement may be executed in two or more counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute but one agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (e.g. “.pdf” or “.tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any other Loan Document and shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be.
11.12.   Interest Rate Limitation. Notwithstanding anything herein or in any other Loan Document to the contrary, if at any time the applicable interest rate, together with all Fees and charges which are treated as interest under applicable law (collectively the “Charges”), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable under the Loan held by such Lender, together with all Charges payable to such Lender, shall be limited to the Maximum Rate.

11.13.   Entire Agreement. This Agreement, the other Loan Documents, any separate letter agreements with respect to fees payable to the Administrative Agent and any Assignment and Acceptance (executed pursuant to Section 11.02 of this Agreement) constitute the entire contract between the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.
11.14.   Waiver of Jury Trial. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (whether based on contract, tort or any other theory). Each party hereto (i) certifies that no representative, agent or attorney of any other Person has represented, expressly or otherwise, that such other Person would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the other Loan Documents by, among other things, the mutual waivers and certifications in this Section 11.14.
11.15.   USA PATRIOT Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act of 2001), as amended from time to time (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the PATRIOT Act.
11.16.   Defaulting Lenders.
(a) Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(i) Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.
(ii) Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 8 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.06 shall be applied at such time or times as may be determined by the Administrative Agent as follows:
(A) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder;

(B) second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent;
(C) third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement;
(D) fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement;
(E) fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and
(F) sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that (x) if such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 5.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 11.16(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii) Each Defaulting Lender shall be entitled to receive a Facility Fee for any period during which that Lender is a Defaulting Lender only to extent allocable to the sum of the outstanding principal amount of the Loans funded by it.
(b) If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with the Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided further that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

11.17.   Certain Acknowledgements. The Borrower hereby acknowledges and agrees that (a) no fiduciary, advisory or agency relationship between the Borrower and the Credit Parties is intended to be or has been created in respect of any of the transactions contemplated by this Agreement or the other Loan Documents, irrespective of whether the Credit Parties have advised or are advising the Borrower on other matters, and the relationship between the Credit Parties, on the one hand, and the Borrower, on the other hand, in connection herewith and therewith is solely that of creditor and debtor, (b) the Credit Parties, on the one hand, and the Borrower, on the other hand, have an arm’s length business relationship that does not directly or indirectly give rise to, nor do the Borrower rely on, any fiduciary duty to the Borrower or their affiliates on the part of the Credit Parties, (c) the Borrower is capable of evaluating and understanding, and the Borrower understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement and the other Loan Documents, (d) the Borrower has been advised that the Credit Parties are engaged in a broad range of transactions that may involve interests that differ from the Borrower’s interests and that the Credit Parties have no obligation to disclose such interests and transactions to the Borrower, (e) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent the Borrower has deemed appropriate in the negotiation, execution and delivery of this Agreement and the other Loan Documents, (f) each Credit Party has been, is, and will be acting solely as a principal and, except as otherwise expressly agreed in writing by it and the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, any of its Affiliates or any other Person, (g) none of the Credit Parties has any obligation to the Borrower or its Affiliates with respect to the transactions contemplated by this Agreement or the other Loan Documents except those obligations expressly set forth herein or therein or in any other express writing executed and delivered by such Credit Party and the Borrower or any such Affiliate and (h) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Credit Parties or among the Borrower and the Credit Parties. For purposes of this Section 11.17, “Credit Party” means each of the Lenders, the Administrative Agent and the Arrangers.
11.18.   Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b) the effects of any Bail-In Action on any such liability, including, if applicable:
(i) a reduction in full or in part or cancellation of any such liability;
(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

AVANGRID, INC.

By:	/s/ Howard Coon
Name:	Howard Coon
Title:	Vice President - Treasurer

By:	/s/ Scott Tremble
Name:	Scott Tremble
Title:	Senior Vice President – Controller

[Signature Page to Revolving Credit Agreement]

MIZUHO BANK, LTD., as Administrative Agent and as a Lender

By:	/s/ Edward Sacks
Name:	Edward Sacks
Title:	Authorized Signatory
[Signature Page to Revolving Credit Agreement]

The Bank of Nova Scotia, as a Lender

By:	/s/ David Dewar
Name:	David Dewar
Title:	Director

[Signature Page to Revolving Credit Agreement]

Banco Bilbao Vizcaya Argerntaria, S.A., as a Lender

By:	/s/ Brian Crowley
Name:	Brian Crowley
Title:	Managing Director

By:	/s/ Luis Ruigomez
Name:	Luis Ruigomez
Title:	Executive Director

[Signature Page to Revolving Credit Agreement]

COMMERZBANK AG, New York Branch, S.A., as a Lender

By:	/s/ James Boyle
Name:	James Boyle
Title:	Director

By:	/s/ Kareem Hartl
Name:	Kareem Hartl
Title:	Assistant Vice President

[Signature Page to Revolving Credit Agreement]

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender

By:	/s/ Andrew Sidford
Name:	Andrew Sidford
Title:	Managing Director

By:	/s/ Gordon Yip
Name:	Gordon Yip
Title:	Director

[Signature Page to Revolving Credit Agreement]

National Westminster Bank plc, as a Lender

By:	/s/ Jonathan Eady
Name:	Jonathan Eady
Title:	Director

[Signature Page to Revolving Credit Agreement]

Bank of America, as a Lender

By:	/s/ Dee Dee Farkas
Name:	Dee Dee Farkas
Title:	Director

[Signature Page to Revolving Credit Agreement]

CaixaBank S.A., as a Lender

By:	/s/ Felipe Plaza
Name:	Felipe Plaza
Title:	Structured Finance

[Signature Page to Revolving Credit Agreement]

Canadian Imperial Bank of Commerce, New York Branch, as a Lender

By:	/s/ Anju Abraham
Name:	Anju Abraham
Title:	Authorized Signatory

[Signature Page to Revolving Credit Agreement]

TD Bank N.A., as a Lender

By:	/s/ Shannon Batchman
Name:	Shannon Batchman
Title:	Senior Vice President

[Signature Page to Revolving Credit Agreement]

         Schedule 1.01

Lender	Commitment
Mizuho Bank, Ltd.	$ 70,000,000
The Bank of Nova Scotia	$ 100,000,000
Banco Bilbao Vizcaya Argentaria, S. A. New York Branch	$ 70,000,000
Commerzbank AG, New York Branch	$ 50,000,000
Credit Agricole Corporate and Investment Bank	$ 50,000,000
National Westminster Bank plc	$ 50,000,000
Bank of America, N. A.	$ 27,500,000
CaixaBank S.A.	$ 27,500,000
Canadian Imperial Bank of Commerce, New York Branch	$ 27,500,000
TD Bank, N. A.	$ 27,500,000
Total Commitment	$ 500,000,000

Schedule 4.04
Litigation

Please see relevant disclosure in Avangrid, Inc.’s Annual Report on Form 10-K for the year-ended December 31, 2019 and Quarterly Report on Form 10-Q for the period ended March 31, 2020.

Schedule 4.11
Environmental and Safety Matters

Please see relevant disclosure in Avangrid, Inc.’s Annual Report on Form 10-K for the year-ended December 31, 2019 and Quarterly Report on Form 10-Q for the period ended March 31, 2020.

Schedule 7.03
First Mortgage Bond Indentures
Indenture of Mortgage Dated as of May 1, 2009 from Central Maine Power Company to The Bank of New York Mellon Trust Company, N.A., as Trustee (as supplemented and amended)
Indenture dated September 1, 1918 from Rochester Gas and Electric Corporation to Bankers Trust Company (as supplemented and amended)
Indenture between The Southern Connecticut Gas Company (formerly, The Bridgeport Gas Light Company) and The Bridgeport City Trust Company, as Trustee, dated as of March 1, 1948 (as supplemented and amended)

         Schedule 11.01
Notice Addresses

Administrative Agent	Primary Contact: Mizuho Bank, Ltd. Harborside Financial Center 1800 Plaza Ten Jersey City, New Jersey 07311 Attn: Flora Lio Phone: (201) 626-9516 Email: LAU_Agent@mizuhogroup.com
Borrower	Primary Contact: One City Center, 5th Floor Portland, ME 04101 Attn: Howard Coon Phone: (207) 629-1280 Email: howard.coon@avangrid.com
Secondary Contact: 180 Marsh Hill Road Orange, CT 06477 Attn: Doris Bernardi Phone: (203) 499-2230 Email: doris.bernardi@uinet.com
Website: www.avangrid.com

EXHIBIT A
FORM OF
ASSIGNMENT AND ACCEPTANCE
, 20
Reference is made to the Revolving Credit Agreement, dated as of June 29, 2020 (the “Credit Agreement”), among Avangrid, Inc., a New York corporation (the “Borrower”), the Lenders (as defined herein), Mizuho Bank, Ltd., as administrative agent (the “Administrative Agent”) and The Bank of Nova Scotia, as syndication agent (the “Syndication Agent”). Terms defined in the Credit Agreement are used herein with the same meanings.
[●] (the “Assignor”) and [●] (the “Assignee”) agree as follows:
1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, a [●]% interest in and to all the Assignor’s rights and obligations under the Credit Agreement as of the Effective Date (as defined below) (including, without limitation, such percentage interest in the Commitment of the Assignor on the Effective Date and such percentage interest in each Loan owing to the Assignor outstanding on the Effective Date together with such percentage interest in all unpaid interest and Facility Fees accrued to the Effective Date).
2. The Assignor (i) represents that as of the date hereof, its Commitment (without giving effect to assignments thereof which have not yet become effective) is $[●] and the outstanding principal balance of its Loans (unreduced by any assignments thereof which have not yet become effective) is $[●]; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of their respective obligations under the Credit Agreement, any Note or any other instrument or document furnished pursuant hereto or thereto.
3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Person which has become a Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; and (iv) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.
4. The effective date of this Assignment and Acceptance shall be [●] (the “Effective Date”).
5. Upon acceptance and recording pursuant to paragraph (e) of Section 11.02 of the Credit Agreement, from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the Notes or any other instrument or document furnished pursuant hereto or thereto and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.
6. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of State of New York.
[Remainder of Page Intentionally Left Blank]

[NAME OF ASSIGNOR], as Assignor
By:
Name:
Title:
[Address of Assignor]
[NAME OF ASSIGNEE], as Assignee
By:
Name:
Title:
[Address of Assignee]

[Acknowledged and consented to this      day of             ,         .]1
[NAME OF CONSENTING PARTY]
By:
Name:
Title:

1 Insert if required pursuant to Section 11.02(c) of the Credit Agreement.

EXHIBIT B
FORM OF
COMPLIANCE CERTIFICATE
[Date]
This Compliance Certificate is delivered pursuant to Section 6.01(c) of the Revolving Credit Agreement, dated as of June 29, 2020 (the “Credit Agreement”), among Avangrid, Inc., a New York corporation (the “Borrower”), the Lenders (as defined herein), Mizuho Bank, Ltd., as administrative agent (the “Administrative Agent”) and The Bank of Nova Scotia, as syndication agent (the “Syndication Agent”).
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
1. I am a duly elected, qualified and acting Financial Officer certifying on behalf of the Borrower.
2. I have reviewed and am familiar with the contents of this Certificate.
3. I have reviewed the terms of the Credit Agreement and the other Loan Documents and have made or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Borrower during the accounting period covered by the financial statements attached hereto as Attachment 1 (the “Financial Statements”). Such review did not disclose the existence during or at the end of the accounting period covered by the Financial Statements, and I have no knowledge of the existence, as of the date of this Certificate, of any condition or event which constitutes a Default or Event of Default[, except as set forth below].
4. To the best of my knowledge, the Borrower during such accounting period has observed or performed in all material respects all of its covenants and other agreements, and has satisfied every condition contained in the Credit Agreement and the other Loan Documents to which it is party to be observed, performed or satisfied by it.
5. Attached hereto as Attachment 2 are the computations showing compliance with the covenant set forth in Section 7.01 of the Credit Agreement as of the last day of the fiscal [quarter] [year].
[Remainder of Page Intentionally Left Blank]

B-1

IN WITNESS WHEREOF, I have executed this Certificate as of the day and year first written above.

Name:
Title:

B-2

Attachment 1 to Compliance Certificate
[Attach Financial Statements]

Attachment 2 to Compliance Certificate
The information described herein is as of             ,         , and pertains to the period from             ,          to             ,         .
[Set forth Covenant Calculations]

EXHIBIT C
FORM OF NOTE
$ [Date]
FOR VALUE RECEIVED, the undersigned, Avangrid, Inc., a New York corporation (the “Borrower”), hereby promises to pay to the order of [●] (the “Lender”) on the Termination Date at the Funding Office, in lawful money of the United States and in immediately available funds, the principal amount of the lesser of (a) [●] DOLLARS ($[●]) and (b) the aggregate unpaid principal amount of all Loans of the Lender made to the Borrower outstanding under the Credit Agreement.
The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time from the date hereof at the rates, and on the dates, specified in the Credit Agreement.
The holder of this Note is authorized to record the Borrowing Date, Type and amount of each Loan of the Lender outstanding under the Credit Agreement, the date and amount of each payment or prepayment of principal hereof, and the date of each interest rate conversion or continuation pursuant to Section 2.07 of the Credit Agreement and the principal amount subject thereto, on the schedules annexed hereto and made a part hereof and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that the failure of the Lender to make any such recordation (or any error in such recordation) shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.
This Note is one of the Notes referred to in the Revolving Credit Agreement, dated as of June 29, 2020 (the “Credit Agreement”), among, inter alia, the Borrower, the lenders from time to time party thereto and Mizuho Bank Ltd., as administrative agent, and is subject to the provisions thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.
Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.
All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.
THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.
C-1

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
AVANGRID, INC.

By:
Name:
Title:

By:
Name:
Title:

C-2

Schedule A to Note
LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS

Date	Amount of ABR Loans	Amount Converted to ABR Loans	Amount of Principal Repaid	Amount Converted to Eurodollar Loans	Unpaid Principal Balance of ABR Loans	Notation Made By

Schedule B toNote
EURODOLLAR LOANS AND REPAYMENTS OF EURODOLLAR LOANS

Date	Amount of Eurodollar Loans	Amount Converted to Eurodollar Loans	Interest Period and Eurodollar Rate with Respect Thereto	Amount of Principal Repaid	Amount Converted to ABR Loans	Unpaid Principal Balance of Eurodollar Loans	Notation Made By

EXHIBIT D-1
FORM OF TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Revolving Credit Agreement, dated as of June 29, 2020 (the “Credit Agreement”), among Avangrid, Inc., a New York corporation (the “Borrower”), the Lenders (as defined herein), Mizuho Bank, Ltd.., as administrative agent (the “Administrative Agent”) and The Bank of Nova Scotia, as syndication agent (the “Syndication Agent”). Terms defined in the Credit Agreement are used herein with the same meanings.
The undersigned is providing this certificate pursuant to Section 2.16(f) of the Credit Agreement. The undersigned hereby represents and warrants that:
1. it is the sole record and beneficial owner of the Loans or the obligations evidenced by Note(s) in respect of which it is providing this certificate;
2. it is not a “bank” for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”);
3. it is not a 10-percent shareholder of a Borrower within the meaning of Section 881(c)(3)(B) of the Code; and
4. it is not a controlled foreign corporation related to a Borrower within the meaning of Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

D-1-1

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date set forth below.
[NAME OF PARTICIPANT]
By:
Name:
Title:
Date:

D-1-2

EXHIBIT D-2

FORM OF TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Revolving Credit Agreement, dated as of June 29, 2020 (the “Credit Agreement”), among Avangrid, Inc., a New York corporation (the “Borrower”), the Lenders (as defined herein), Mizuho Bank, Ltd.., as administrative agent (the “Administrative Agent”) and The Bank of Nova Scotia, as syndication agent (the “Syndication Agent”). Terms defined in the Credit Agreement are used herein with the same meanings.
The undersigned is providing this certificate pursuant to Section 2.16(f) of the Credit Agreement. The undersigned hereby represents and warrants that:
1. it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate;
2. it is not a “bank” for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”);
3. it is not a 10-percent shareholder of a Borrower within the meaning of Section 881(c)(3)(B) of the Code; and
4. it is not a controlled foreign corporation related to a Borrower within the meaning of Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

D-2-1

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date set forth below.
[NAME OF PARTICIPANT]
By:
Name:
Title:
Date:

D-2-2

EXHIBIT D-3

FORM OF TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Revolving Credit Agreement, dated as of June 29, 2020 (the “Credit Agreement”), among Avangrid, Inc., a New York corporation (the “Borrower”), the Lenders (as defined herein), Mizuho Bank, Ltd.., as administrative agent (the “Administrative Agent”) and The Bank of Nova Scotia, as syndication agent (the “Syndication Agent”). Terms defined in the Credit Agreement are used herein with the same meanings.
The undersigned is providing this certificate pursuant to Section 2.16(f) of the Credit Agreement. The undersigned hereby represents and warrants that:
1. it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate;
2. its direct or indirect partners/members are the sole beneficial owners of such participation;
3. with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”);
4. none of its direct or indirect partners/members is a 10-percent shareholder of a Borrower within the meaning of Section 881(c)(3)(B) of the Code; and
5. none of its direct or indirect partners/members is a controlled foreign corporation related to a Borrower within the meaning of Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

D-3-1

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date set forth below.
[NAME OF PARTICIPANT]
By:
Name:
Title:
Date:

D-3-2

EXHIBIT D-4
FORM OF TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Revolving Credit Agreement, dated as of June 29, 2020 (the “Credit Agreement”), among Avangrid, Inc., a New York corporation (the “Borrower”), the Lenders (as defined herein), Mizuho Bank, Ltd.., as administrative agent (the “Administrative Agent”) and The Bank of Nova Scotia, as syndication agent (the “Syndication Agent”). Terms defined in the Credit Agreement are used herein with the same meanings.
The undersigned is providing this certificate pursuant to Section 2.16(f) of the Credit Agreement. The undersigned hereby represents and warrants that:
1. it is the sole record and beneficial owner of the Loans or the obligations evidenced by Note(s) in respect of which it is providing this certificate;
2. its direct or indirect partners/members are the sole beneficial owners of such of the Loans or the obligations evidenced by Note(s);
3. with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”);
4. none of its direct or indirect partners/members is a 10-percent shareholder of a Borrower within the meaning of Section 881(c)(3)(B) of the Code; and
5. none of its direct or indirect partners/members is a controlled foreign corporation related to a Borrower within the meaning of Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Administrative Agent and the Borrower, and (2) the undersigned shall have at all times furnished the Administrative Agent and the Borrower with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

D-4-1

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date set forth below.
[NAME OF PARTICIPANT]
By:
Name:
Title:
Date:

D-4-2

EXHIBIT E-1
FORM OF EXTENSION LETTER
Mizuho Bank, Ltd., as Administrative Agent
1271 Avenue of the Americas, 3rd Floor
New York, NY 10020

Attention: Flora Lio

Ladies and Gentlemen:
This notice shall constitute a request pursuant to Section 1.04(a) of the Revolving Credit Agreement, dated as of June 29, 2020 (the “Credit Agreement”), among Avangrid, Inc., a New York corporation (the “Borrower”), the Lenders (as defined herein), Mizuho Bank, Ltd., as administrative agent (the “Administrative Agent”), and The Bank of Nova Scotia, as syndication agent (the “Syndication Agent”). Terms defined in the Credit Agreement are used herein with the same meanings.
The Borrower hereby requests that the Lenders extend the Termination Date to June [●],2 2022.
[Remainder of Page Intentionally Left Blank]

2 To be the date that is 364 days after the initial Termination Date.
E-1-1

AVANGRID, INC.
By:
Name:
Title:

E-1-2

EXHIBIT E-2
FORM OF EXTENSION LETTER
Mizuho Bank, Ltd., as Administrative Agent
1271 Avenue of the Americas, 3rd Floor
New York, NY 10020

Attention: Flora Lio

Ladies and Gentlemen:
This notice shall constitute a request pursuant to Section 1.04(f) of the Revolving Credit Agreement, dated as of June 29, 2020 (the “Credit Agreement”), among Avangrid, Inc., a New York corporation (the “Borrower”), the Lenders (as defined herein), Mizuho Bank, Ltd., as administrative agent (the “Administrative Agent”), and The Bank of Nova Scotia, as syndication agent (the “Syndication Agent”). Terms defined in the Credit Agreement are used herein with the same meanings.
The Borrower hereby notifies the Lenders that the Termination Date shall be extended to June [●],3 2022, subject to payment of the Term-Out Fee and compliance with the other terms and conditions of Section 1.04(f) of the Credit Agreement. The Borrower hereby specifies that:
(i) the aggregate amount of Commitments so extended (after giving effect to the termination of Commitments in connection with the conversion of Loans to Term Loans):
$______________
(iii) [all][no][the following] Loans shall be converted to Term Loans:
$______________.
[Remainder of Page Intentionally Left Blank]

3 To be the date that is 364 days after the initial Termination Date.
E-2-1

AVANGRID, INC.
By:
Name:
Title:

E-2-2

EXHIBIT F
FORM OF COMMITMENT INCREASE SUPPLEMENT
[Date]
COMMITMENT INCREASE SUPPLEMENT (this “Supplement”), dated [●], to the Revolving Credit Agreement, dated as of June 29, 2020 (the “Credit Agreement”), among Avangrid, Inc., a New York corporation (the “Borrower”), the Lenders (as defined herein), Mizuho Bank, Ltd., as administrative agent (the “Administrative Agent”) and The Bank of Nova Scotia, as syndication agent (the “Syndication Agent”). Terms defined in the Credit Agreement are used herein with the same meanings.
W I T N E S S E T H :
WHEREAS, pursuant to the provisions of Section 1.05(b) of the Credit Agreement, the undersigned may increase the amount of its Commitment in accordance with the terms thereof by executing and delivering to the Borrower and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and WHEREAS, the undersigned now desires to increase the amount of its Commitment under the Credit Agreement;
NOW THEREFORE, the undersigned hereby agrees as follows:
1. The undersigned agrees, subject to the terms and conditions of the Credit Agreement, that on the date this Supplement is accepted by the Borrower and the Administrative Agent its Commitment shall be increased by $[●], thereby making the amount of its Commitment $[●].
2. Terms defined in the Credit Agreement shall have their defined meanings when used herein.
[Remainder of Page Intentionally Left Blank]

F-1

IN WITNESS WHEREOF, the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.
[INSERT NAME OF LENDER], as Lender
By:
Name:
Title:

F-2

Agreed and accepted this      day of             ,         .
AVANGRID, INC.
By:
Name:
Title:

F-3

Acknowledged this      day of             ,         .
MIZUHO BANK, LTD.,
as Administrative Agent
By:
Name:
Title:

F-4

FORM OF ADDITIONAL LENDER SUPPLEMENT
ADDITIONAL LENDER SUPPLEMENT, dated [●] (this “Supplement”), to the Revolving Credit Agreement, dated as of June 29, 2020 (the “Credit Agreement”), among Avangrid, Inc., a New York corporation (the “Borrower”), the Lenders (as defined herein), Mizuho Bank, Ltd., as administrative agent (the “Administrative Agent”) and the Bank of Nova Scotia, as syndication agent (the “Syndication Agent”). Terms defined in the Credit Agreement are used herein with the same meanings.
W I T N E S S E T H :
WHEREAS, the Credit Agreement provides in Section 1.05(c) thereof that a bank, financial institution or other entity, selected by the Borrower and with the consent of the Administrative Agent (which consents shall not be unreasonably withheld), although not originally a party thereto, may become a party to the Credit Agreement, by executing and delivering to the Borrower and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and WHEREAS, the undersigned Additional Lender was not an original party to the Credit Agreement but now desires to become a party thereto;
NOW, THEREFORE, each of the parties hereto hereby agrees as follows:
The undersigned Additional Lender agrees to be bound by the provisions of the Credit Agreement and agrees that it shall, on the date this Supplement is accepted by the Borrower and acknowledged by the Administrative Agent, become a Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with a Commitment of $[●].
The undersigned Additional Lender (a) represents and warrants that it is legally authorized to enter into this Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, and has reviewed such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (c) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.
The undersigned’s address for notices for the purposes of the Credit Agreement is as follows:

[                    ]
[                    ]
[                    ]
The Borrower hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.
This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.
This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.
[INSERT NAME OF ADDITIONAL LENDER],
as Additional Lender
By:
Name:
Title:

Agreed and accepted this      day of             ,         .
AVANGRID, INC.
By:
Name:
Title:

Acknowledged this      day of             ,        .
MIZUHO BANK, LTD.,
as Administrative Agent
By:
Name:
Title:

F-5